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                                                                   EXHIBIT 4(a)

















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                                  NEWCOR, INC.

                                      THIRD
                              AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT

                             DATED JANUARY 15, 1998

                                  COMERICA BANK


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                                                          Execution Copy

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              THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT



         THIS THIRD AMENDED AND RESTATED AGREEMENT, made as of the 15th day of January, 1998, by and between NEWCOR, INC., a Delaware corporation, of Bloomfield, Michigan (herein called "Company") and COMERICA BANK, a Michigan banking corporation, of Detroit, Michigan (herein called "Bank");

         RECITALS:

         A. Company and Bank entered into a Second Amended and Restated Revolving Credit Agreement dated March 6, 1995, as amended ("Existing Credit Agreement").

         B. Company and Bank desire to amend the Existing Credit Agreement in its entirety.

         NOW, THEREFORE, Bank and Company agree that the Existing Credit Agreement is amended in its entirety as follows:

         WITNESSETH:

         1.       DEFINITIONS

         For the purposes of this Agreement the following terms will have the following meanings:

         "Advance" shall mean a borrowing requested by Company and made by Bank under this Agreement, including any refunding or conversions of such borrowing pursuant to Section 2.7 hereof, and shall include a Eurodollar-based Advance and a Prime-based Advance.

         "Alternate Base Rate" shall mean for any day a rate per annum (rounded upwards, if necessary, to the next higher 1/8 of 1%) equal to the Federal Funds Effective Rate in effect on such day plus one percent (1%).

         "Applicable Commitment Fee Percentage" shall mean as of any date of determination, the commitment fee percentage determined in accordance with the provisions of Section 2.11 and Schedule 2.11.

         "Applicable Interest Rate" shall mean the Eurodollar-based Rate or the Prime-based Rate, as selected by Company from time to time subject to the terms and conditions of this Agreement.

         "Applicable Margin" shall mean as of any date of determination, the interest rate margin determined in accordance with the provisions of Section
2.11 and Schedule 2.11.

        "Applicable Measuring Period" shall mean for the fiscal quarter ending
(i) April 30, 1998, the three month period beginning February 1, 1998 and ending April 30, 1998, (ii) July 31, 1998,

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the six month period beginning February 1, 1998, and ending July 31, 1998, (iii)
October 31, 1998, the nine month period beginning February 1, 1998 and ending October 31, 1998 and (iv) January 31, 1999 and each fiscal quarter thereafter, the four preceding fiscal quarters.

         "Base Net Worth" shall initially mean $25,000,000. On the last day of each fiscal quarter of Company (commencing January 31, 1998, Base Net Worth shall be increased by an amount equal to fifty percent (50%) of Net Income for the fiscal quarter then ended. Such increase shall be effective on the last day of the fiscal quarter in which such determination is made. For any fiscal quarter with respect to which Net Income is less than zero, Net Income shall be deemed to be zero.

         "Business Day" shall mean any day on which commercial banks are open for domestic and international business (including dealings in foreign exchange) in Detroit, London and New York.

         "Capital Expenditure" shall mean with respect to any person, without duplication, any payment made directly or indirectly for the purpose of acquiring or constructing fixed assets, real property or equipment which in accordance with generally accepted accounting principles consistently applied would be added as a debit to the fixed asset account of such person, including, without limitation, amounts paid or payable under any conditional sale or other title retention agreement or under any lease or other periodic payment arrangement which is of such a nature that payment obligations of such person thereunder would be required by generally accepted accounting principles consistently applied to be capitalized and shown as liabilities on the balance sheet of such person."

         "Capital Lease" shall mean with respect to any person any lease of any property (whether real, personal or mixed) by such person as lessee which, in conformity with generally accepted accounting principles consistently applied, is, or is required to be accounted for as a capital lease on the balance sheet of such person, together with any renewals of such leases (or entry into new leases) on substantially similar terms.

         "Change of Control" shall have the meaning ascribed to such term in the Note Documents.

         "Commitment" shall mean the total commitment of Bank to make Advances to Company pursuant to this Agreement in the amount of Fifty Million Dollars ($50,000,000), subject to reduction as herein provided.

         "Consolidated" or "consolidated" or "Consolidating" or "consolidating" shall, when used with reference to any financial information pertaining to (or when used as a part of any defined term or statement pertaining to the financial condition of) Company and its Subsidiaries, mean the accounts of Company and its Subsidiaries determined on a consolidated or consolidating basis, as the case may be, all determined as to principles of consolidation and, except as otherwise specifically required by the definition of such term or by such statements, as to such accounts, in accordance with generally accepted accounting principles applied on a consistent basis and





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consistent with the financial statements, if any, as at and for the fiscal year ended October 31, 1997.

         "Debt to Capitalization Ratio" shall mean the ratio of Funded Debt to the sum of Total Liabilities plus Net Worth (as hereafter defined).

         "Debt Service Coverage Ratio" shall mean as of any date of determination, a ratio, the numerator of which is EBITDA for the Applicable Measuring Period ending on such date of determination less Capital Expenditures of Company and its Consolidated Subsidiaries during such period and the denominator of which is the sum of principal and interest payments due and payable with respect to any indebtedness of Company (including obligations under Capital Leases) during such period.

         "EBITDA" shall mean as of any date of determination, Net Income for the Applicable Measuring Period plus, to the extent deducted in determining Net Income, (i) depreciation and amortization expense of Company and its consolidated Subsidiaries for such period, (ii) interest expense of Company and its consolidated Subsidiaries for such period and (iii) income taxes of Company and its consolidated subsidiaries for such period, all as determined in accordance with generally accepted accounting principles consistently applied."

         "Environmental Laws" shall mean all federal, state and local laws including statutes, regulations, ordinances, codes, rules, and other governmental restrictions and requirements, relating to environmental pollution, contamination or other impairment of any nature, any hazardous or other toxic substances of any nature, whether liquid, solid and/or gaseous, including smoke, vapor, fumes, soot, acids, alkalis, chemicals, wastes, by-products, and recycled materials. These Environmental Laws shall include but not be limited to the Federal Solid Waste Disposal Act, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act of 1986, regulations of the Environmental Protection Agency, regulations of the Nuclear Regulatory Agency, regulations of any state department of natural resources or state environmental protection agency now or at any time hereafter in effect and local health department ordinances.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor act or code.

         "Eurodollar-based Advance" shall mean an Advance which bears interest at the Eurodollar-based Rate.

         "Eurodollar-based Rate" shall mean a per annum interest rate which is the sum of the Applicable Margin plus the quotient of:

         (a) the per annum interest rate at which Bank's Eurodollar Lending Office offers deposits to prime banks in the eurodollar market in an amount comparable to the




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                  relevant Eurodollar-based Advance and for a period equal to the relevant Eurodollar-Interest Period at approximately the time the relevant Eurodollar-based Advance is made; divided by

         (b) a percentage equal to 100% minus the maximum rate on such date at which Bank is required to maintain reserves on "Euro-currency Liabilities" as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Bank is required to maintain reserves against a category of liabilities which includes eurodollar deposits or includes a category of assets which includes eurodollar loans, the rate at which such reserves are required to be maintained on such category.

         "Eurodollar-Interest Period" shall mean an Interest Period of one (1), two (2), three (3), or six (6) months as selected by Company pursuant to Sections 2.5 or 2.7 of this Agreement.

         "Eurodollar Lending Office" shall mean Bank's office located at Grand Cayman Island, British West Indies or such other branch of Bank, domestic or foreign, as it may hereafter designate as its Eurodollar Lending Office by notice to Company.

         "Federal Funds Effective Rate" shall mean, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Bank from three Federal funds brokers of recognized standing selected by it.

         "Funded Debt" shall mean as of any date of determination Company's and its consolidated Subsidiaries' indebtedness for borrowed money as of such date and the principal component of Company's and its consolidated Subsidiaries' Capital Lease obligations as of such date, less cash and cash equivalents to the extent exceeding $2,000,000.

         "Funded Debt to EBITDA Ratio" shall mean as of any date of determination a ratio the numerator of which is Funded Debt as of such date and the denominator of which is EBITDA for the Applicable Measuring Period multiplied by (i) four for the Applicable Measuring Period ending April 30, 1998, (ii) two for the Applicable Measuring Period ending July 31, 1998, (iii) one and one third for the Applicable Measuring Period ending October 31, 1998 and (iv) one for each period thereafter.

         "Guaranty" shall mean the Guaranty Agreement dated March 9, 1992 from the Guarantors to Bank, together with any additional guaranty delivered to Bank by a Subsidiary pursuant to the provisions of Section 6.14 hereof, in each case as the same may be amended from time to time.


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         "Guarantors" shall mean Rochester Gear, Inc. and Plastronics Plus, Inc.
and each other person who from time to time is required pursuant to the terms of this Agreement to guaranty Company's obligations to Bank hereunder.

         "Interest Period" shall mean a Eurodollar-Interest Period commencing on the day a Eurodollar-based Advance is made, provided that:

         (a) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day, except that as to a Eurodollar-Interest Period, if the next succeeding Business Day falls in another calendar month, the Eurodollar-Interest Period shall end on the next preceding Business Day, and when a Eurodollar-Interest Period begins on a day which has no numerically corresponding day in the calendar month during which such Eurodollar-Interest Period is to end, it shall end on the last Business Day of such calendar month, and

         (b) no Interest Period shall extend beyond the maturity date set forth in the Note to which such Interest Period is to apply.

         "Letter of Credit Maximum Amount" shall mean Three Million Dollars ($3,000,000).

         "Net Income" shall mean the net income (or loss) of Company and its consolidated Subsidiaries for any period determined in accordance with generally accepted accounting principles consistently applied but excluding in any event
(i) any extraordinary gains or losses, (ii) any gains or losses from discontinued operations or the sale of Eonic, Inc. or Newcor Machine Tool, Inc., and (iii) any taxes on the excluded gains and any tax deductions or credits on account of any excluded losses.

         "Net Worth" for any person shall mean, at any date, an amount computed in accordance with generally accepted accounting principles consistently applied and determined by subtracting total liabilities from total assets.

         "Notes" shall mean the Revolving Credit Note and the Term Note and >Note' shall refer to each of them.

         "Note Documents" shall mean each of the documents and instruments executed and delivered in connection with issuance of the Senior Subordinated Notes.

         "Pension Plans" shall mean all pension plans of Company which are subject to ERISA.

         "Permitted Liens"  shall mean with respect to any Person:





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                  (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of such Person in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's liens or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

                  (d) deposits to secure (i) the performance of bids, trade contracts (other than for borrowed money), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature or (ii) the performance of leases permitted hereunder, in each case given or incurred on terms, in amounts and otherwise in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances or Liens incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of such Person;

                  (f)      existing liens described in Schedule 7.7;

                  (g) liens securing indebtedness permitted by Section 7.4(d) incurred to finance the acquisition of fixed or capital assets, provided that (i) such liens shall be created substantially simultaneously with the acquisition of such fixed assets, (ii) such liens do not at any time encumber any property other than the property financed by such indebtedness, (iii) the amount of indebtedness secured thereby is not increased and (iv) the principal amount of indebtedness secured by any such lien shall at no time exceed 100% of the original purchase price of such property;

                  (h) liens on assets sold to Company by Machine Tool & Gear, Inc. ("MT&G") granted to MT&G to secure Debt owed MT&G and incurred in connection with such purchase; and

                  (i) existing liens granted in connection with existing industrial development revenue lend financings




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         "Prime Rate" shall mean the per annum interest rate established by Bank as its prime rate for its borrowers as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by Bank at any such time.

         "Prime-based Advance" shall mean an advance which bears interest at the Prime-based Rate.

         "Prime-based Rate" shall mean a per annum interest rate which is the greater of (i) the Prime Rate or (ii) the Alternate Base Rate.

         "Request for Advance" shall mean a Request for Advance issued by Company under this Agreement in the form annexed to this Agreement as Exhibit "B".

         "Revolving Credit Maturity Date" shall mean February 28, 2001.

         "Revolving Credit Note" shall mean the revolving credit note issued by Company under this Agreement in the form annexed to this Agreement as Exhibit "A".

         "Security Agreement" shall mean a security agreement in the form attached hereto as Exhibit "G" from Company or a Subsidiary, as applicable, to Bank granting to Bank a security interest in such person's tangible and intangible personal property whether now owned or hereafter acquired.

         "Senior Subordinated Notes" shall mean the notes issued in connection with the private placement of debt referred to in Section 2.1.

         "Subsidiary" shall mean a corporation of which more than fifty percent (50%) of the outstanding voting stock is owned by Company, either directly or indirectly, through one or more intermediaries and "Subsidiaries" shall refer, collectively, to each Subsidiary of Company.

         "Term Loan Maturity Date" shall mean May 10, 2003.

         "Term Note" shall mean the term note issued by Company under this Agreement in the form annexed to this Agreement as Exhibit "F".

         "Total Liabilities" shall mean as of any date of determination all liabilities of Company and its consolidated Subsidiaries as determined in accordance with generally accepted accounting principles consistently applied, less an amount equal to cash and cash equivalents as of such date but only to the extent such cash and cash equivalents exceed $2,000,000.

         2.       THE INDEBTEDNESS: Revolving Credit

         2.1 Bank agrees to make Advances to Company at any time and from time to time from the effective date hereof until the Revolving Credit Maturity Date, not to exceed the



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Commitment in aggregate principal amount at any one time outstanding. All of the
Advances hereunder shall be evidenced by the Revolving Credit Note under which advances, repayments and readvances may be made, subject to the terms and conditions of this Agreement. Advances outstanding under the Existing Agreement shall be deemed to be Advances under this Agreement with the same Interest Periods and Applicable Interest Rates. Interest accrued and unpaid under the Existing Agreement shall be deemed to have accrued hereunder. Until Company shall provide to the Bank evidence of the closing of a private placement of debt in an amount not less than $100,000,000 on terms and conditions acceptable to Bank, the maximum amount of Advances shall not exceed $37,000,000 outstanding at any one time.

         2.2 The Revolving Credit Note shall mature on the Revolving Credit Maturity Date and each Advance from time to time outstanding thereunder shall bear interest at its Applicable Interest Rate. The amount and date of each Advance, its Applicable Interest Rate, its Interest Period, and the amount and date of any repayment shall be noted on Bank's records, which records will be conclusive evidence thereof.

         2.3 Interest on the unpaid balance of all Prime-based Advances from time to time outstanding, shall be payable quarterly commencing on January 31, 1998 and on the last day of each quarter thereafter. Interest accruing at the Prime-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed, and in such computation effect shall be given to any change in the Prime-based Rate resulting from a change in the Prime-based Rate on the date of such change in the Prime-based Rate.

         2.4 Interest on each Eurodollar-based Advance shall be payable on the last day of the Interest Period applicable thereto. Interest accruing at the Eurodollar-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto to but not including the last day thereof.

         2.5 Company may request an Advance upon the delivery to Bank of a Request for Advance executed by an authorized officer of Company, subject to the following:

         (a) each such Request for Advance shall set forth the information required on the Request for Advance form annexed hereto as Exhibit "B";

         (b) each such Request for Advance shall be delivered to Bank by 4:00 p.m. on the proposed date of Advance;

         (c) the principal amount of such Advance, plus the amount of any outstanding indebtedness to be then combined therewith having the same Applicable Interest Rate and Interest Period, if any, shall be (i) in the case of a Prime-based Advance at least $100,000 and (ii) in the case of a Eurodollar-based Advance at least $500,000 or any larger amount in $100,000 increments;




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         (d) a Request for Advance, once delivered to Bank, shall not be revocable by Company.

         2.6 Company may prepay all or part of the outstanding balance of the Prime-based Advance(s) under the Line of Credit Note at any time, provided that the amount of any such partial prepayment shall be at least $100,000 and the aggregate balance of Prime-based Advance(s) remaining outstanding shall be at least $100,000. Upon two (2) Business Days prior notice to Bank, Company may prepay all or part of any Eurodollar-based Advance on the last day of the Interest Period therefor, provided that the amount of any such partial prepayment shall be at least $500,000 and the unpaid portion of such Advance which is refunded or converted under Section 2.7 shall be subject to the limitations of subsection (c) thereof. Any prepayment made in accordance with this Section shall be without premium, penalty or prejudice to Company's right to reborrow under the terms of this Agreement. Any other prepayment shall be restricted by Section 3.1 hereof.

         2.7 Company may refund any Advance in the same type of Advance or convert any Advance to any other type of Advance upon the delivery to Bank of a Request for Advance, subject to the following:

         (a) each such Request for Advance shall set forth the information required on the Request for Advance form annexed hereto as Exhibit "B";

         (b) each such Request for Advance shall be delivered to Bank by 11:00 a.m. on the proposed date of refunding or conversion, which proposed date in the case of an outstanding Eurodollar-based Advance shall only be on the last day of the Interest Period applicable thereto;

         (c) the amount to be converted to or refunded, plus the amount of any outstanding indebtedness or new Advance to be then combined therewith having the same Applicable Interest Rate and Interest Period, if any, shall be (i) in the case of a Prime-based Advance at least $100,000 and (ii) in the case of a Eurodollar-based Advance at least $500,000;

         (d) a Request for Advance, once delivered to Bank, shall not be revocable by Company.

If, as to any outstanding Eurodollar-based Advance, Bank shall not receive a timely Request for Advance, the principal amount thereof which is not then prepaid shall be automatically converted to a Prime-based Advance on the last day of the Interest Period applicable thereto, subject in all cases to the requirement that the aggregate outstanding amount of Prime-based Advances shall be at least $100,000.

         2.8 Subject to the terms and conditions of this Agreement, Bank may, at any time and from time to time until the Revolving Credit Maturity Date, upon the request of Company, issue

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letters of credit ("Letters of Credit") for the account of Company, in an aggregate amount at any one time outstanding not to exceed the Letter of Credit Maximum Amount. Each Letter of Credit shall provide an initial expiration date not later than the Revolving Credit Maturity Date. All applications by Company for Letters of Credit will be submitted, and all Letters of Credit issued, in accordance with United States Treasury Foreign Assets Control and Cuban Control Regulations and, further, no Letters of Credit will be issued in favor of any beneficiary in Libya, Syria, Iraq or Iran. Letters of Credit shall be issued upon terms and conditions acceptable to Bank. A Letter of Credit commission in the amount of one half of one percent (1/2%) per annum shall be payable with respect to each Letter of Credit, which shall be payable annually in advance. Letters of Credit issued under the Existing Agreement shall be deemed to be Letters of Credit issued hereunder.

         2.9 No Letter of Credit shall be issued unless, as of the date the issuance of such Letter of Credit is requested:

                  (a) the face amount of the Letter of Credit requested when added to the face amount of all other outstanding Letters of Credit does not exceed the Letter of Credit Maximum Amount;

                  (b) the face amount of the Letter of Credit requested when added to the principal amount of all Advances under the Line of Credit Note outstanding and other outstanding Letters of Credit, does not exceed the Commitment;

                  (c) the obligations of Company set forth in this Agreement are valid, binding and enforceable obligations of Company;

                  (d) no event of default hereunder exists and no event which, with the giving of notice or lapse of time, or both, would constitute an event of default hereunder exists;

                  (e) the representations and warranties contained in this Agreement are true in all material respects;

                  (f) no order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain Bank from issuing the Letter of Credit.

         2.10 Company agrees to pay to Bank a commitment fee on the average daily balance of the unused portion of the revolving credit (less any outstanding Letters of Credit) at the rate of the Applicable Commitment Fee Percentage (as in effect from time to time) per annum, computed on the actual number of days elapsed using a year of 360 days. The commitment fee shall be payable quarterly commencing April 1, 1998. Commitment fees accrued and unpaid under the Existing Agreement shall be deemed to have accrued hereunder.




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


         2.11 The Applicable Margin and Applicable Commitment Fee Percentage shall be based on the Company's Funded Debt to EBITDA Ratio (determined as of the last day of each fiscal quarter of Company) and determined in accordance with Schedule 2.11 hereto and shall be implemented on a quarterly basis. Adjustments shall be effective on the first day of the first month following the required date of delivery of the financial statements for October, January, April and July required pursuant to the provisions of Section 6.1(b) of this Agreement. Until the financial statements for the period ending October 31, 1998 are delivered, Level III pricing shall apply, provided, however, with respect to the principal amount of Advances in excess of $25,000,000, Level IV pricing shall apply and the Level IV Applicable Commitment Fee Percentage shall be applicable for any fiscal quarter in which the aggregate outstanding amount of Advances and Letters of Credit exceeds $25,000,000 at any time during such fiscal quarter.

         2.A.     THE INDEBTEDNESS: TERM CREDIT

         2.A.1 On May 13, 1996 Company borrowed the sum of Ten Million Dollars ($10,000,000). At the time of borrowing, Company executed the Term Note.

         2.A.2 The indebtedness represented by the Term Note shall be repaid in monthly principal installments each equal to One Hundred Sixty Six Thousand Six Hundred Sixty Seven Dollars ($166,667), which payments shall commence on June 10, 1998 and continue on the tenth day of each month thereafter, until the Term Loan Maturity Date, when the entire unpaid balance of principal and interest thereon shall be due and payable.

         2.A.3 The proceeds of the Term Note were used solely for acquisition financing and for general corporate purposes.

         2.A.4 The Term Note and the term loan hereunder shall bear interest from the date thereof on the unpaid principal balance thereof from time to time outstanding, at a fixed rate per annum equal to seven and eighty five one hundredths percent (7.85%) ("Fixed Rate"), payable monthly on the tenth day of each month commencing on the tenth day of the first month following the disbursement of the term loan under this Section 2.A. Notwithstanding the foregoing from and after the occurrence of an Event of Default, the principal outstanding under the Term Note shall bear interest payable on demand, at a rate per annum equal to the greater of (i) three percent (3%) above the Fixed Rate and (ii) three percent (3%) above the Bank's Prime Rate.

         2.A.5 All partial prepayments with respect to the Term Note shall be applied to the Term Note in the inverse order of their respective maturities. The Term Note may be prepaid on any principal installment payment date upon five
(5) days written notice to Bank, in whole or in part (in amounts of at least $200,000) upon payment of a premium equal to the sum of the discounted net present values of the interest payments that would otherwise be payable on the principal amount being prepaid, after reducing each such interest payment by the amount of the interest that would be payable on each interest payment due date if the principal amount being prepaid were re-invested at the Current Market Rate therefor plus $500. For these purposes, "Current



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Market Rate" shall mean a per annum interest rate equal to one half percent
(1/2%) above the rate reasonably determined by Bank (based on quotations from established dealers) to be in effect two days prior to the repayment date in the secondary market for United States Treasury securities of a comparable amount and with a comparable term to maturity as the principal amount being prepaid. For the purposes of computation, the discount rate for each computation will be the Current Market Rate for the relevant principal installment. Upon any involuntary prepayment of the Term Note, Company shall pay to Bank a prepayment premium equal to the prepayment premium which would be due and payable hereunder if Company had voluntarily elected to prepay the Term Note (in an amount equal to such involuntary prepayment) on such date of involuntary prepayment."

         3.  SPECIAL PROVISIONS, CHANGES IN CIRCUMSTANCES AND YIELD PROTECTION.

         3.1 As to any Eurodollar-based Advance, if any prepayment thereof shall occur on any day other than the last day of an Interest Period (whether pursuant to this Article, or by acceleration, or otherwise), or if an Applicable Interest Rate shall be changed during any Interest Period pursuant to this Article, Company shall reimburse Bank on demand for any costs incurred by Bank as a result of the timing thereof including but not limited to any costs incurred in liquidating or employing deposits from third parties, provided that Bank shall have delivered to Company a certificate setting forth the basis for determining such costs, which certificate shall be conclusively presumed correct save for manifest error.

         3.2 For any Interest Period for which the Applicable Interest Rate is the Eurodollar-based Rate, if Bank shall designate a Eurodollar Lending Office which maintains books separate from those of the rest of Bank, Bank shall have the option of maintaining and carrying the relevant Advance on the books of such Eurodollar Lending Office.

         3.3 If with respect to any Interest Period Bank determines that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in Eurodollars in the applicable amounts are not being offered to the Bank for such Interest Period, then Bank shall forthwith give notice thereof to the Company. Thereafter, until Bank notifies Company that such circumstances no longer exist, the obligation of Bank to make Eurodollar-based Advances, and the right of Company to convert an Advance to or refund an Advance as a Eurodollar-based Advance shall be suspended.

         3.4 If, after the date hereof, the introduction or implementation of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by Bank (or its Eurodollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, shall make it unlawful or impossible for the Bank (or its Eurodollar Lending Office) to honor its obligations hereunder to make or maintain any Advance with interest at the Eurodollar-based Rate, Bank shall forthwith give notice thereof to Company. Thereafter (a) the obligation of Bank to make Eurodollar-based Advances and the right of

Company to convert an Advance or refund an Advance as a Eurodollar-based Advance shall be suspended and thereafter Company may select as Applicable Interest Rates only those which remain available, and (b) if Bank may not lawfully continue to maintain an Advance to the end of the then current Interest Period applicable thereto, the Prime-based Rate shall be the Applicable Interest Rate for the remainder of such Interest Period.

         3.5 If the adoption or implementation after the date hereof, or any change after the date hereof in, any applicable law, rule or regulation of any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank (or its Eurodollar Lending Office) with any request or directive (whether or not having the force of law) made by any such authority, central bank or comparable agency after the date hereof:

         (a) shall subject Bank (or its Eurodollar Lending Office) to any tax, duty or other charge with respect to any Advance or the Revolving Credit Note or shall change the basis of taxation of payments to Bank (or its Eurodollar Lending Office) of the principal of or interest on any Advance or the Revolving Credit Note or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of Bank or its Eurodollar Lending Office imposed by the jurisdiction in which Bank's principal executive office or Eurodollar Lending Office is located); or

         (b) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Bank (or its Eurodollar Lending Office) or shall impose on Bank (or its Eurodollar Lending Office) or the foreign exchange and interbank markets any other condition affecting any Advance or the Revolving Credit Note;

and the result of any of the foregoing is to increase the costs to Bank of maintaining any part of the indebtedness hereunder or to reduce the amount of any sum received or receivable by Bank under this Agreement or under the Revolving Credit Note, by an amount deemed by the Bank to be material, then Bank shall promptly notify Company of such fact and demand compensation therefor and, within fifteen days after demand by Bank, Company agrees to pay to Bank such additional amount or amounts as will compensate Bank for such increased cost or reduction. Bank will promptly notify Company of any event of which it has knowledge which will entitle Bank to compensation pursuant to this Section. A certificate of Bank setting forth the basis for determining such additional amount or amounts necessary to compensate Bank shall be conclusively presumed to be correct save for manifest error.

        3.6 In the event that at any time after the date of this Agreement any change in law such as described in Section 4.5, hereof, shall, in the reasonable opinion of Bank require that the credit provided under this Agreement be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by Bank or any corporation controlling Bank, Bank shall notify Company. Company and Bank shall thereafter negotiate in good faith an agreement to increase the commitment fee payable to Bank hereunder, to a rate which in the reasonable opinion of Bank will adequately compensate the Bank for the costs associated with such change in law. If Company and Bank are unable to agree on such increase within thirty (30) days from the date of the notice to Company, Company shall have the option, exercised by written notice to Bank within forty-five (45) days from the date of the aforesaid notice to Company from Bank, to terminate this Agreement, in which event, all sums then outstanding to Bank hereunder shall be due and payable in full. If (a) Company and Bank fail to agree on an increase in the commitment fee, or (b) Company fails to give timely notice that it has elected to exercise its option to terminate this Agreement as set forth above, then this Agreement shall automatically terminate as of the last day of the aforesaid forty-five
(45) day period, in which event all sums then outstanding to Bank hereunder shall be due and payable in full.

         3.7 Anything herein to the contrary notwithstanding, Company shall not be required to pay any increased costs under Sections 3.5 or 3.6 for any period ending prior to the date that is 120 days prior to the making of a Bank's initial request for such additional amounts unless the applicable change in law or other event resulting in such increased costs is effective retroactively to a date more than 120 days prior to the date of such request, in which case Bank request for such additional amounts relating to the period more than 120 days prior to the making of the request must be given not more than 120 days after Bank becomes aware of the applicable change in law or other event resulting in such increased costs.

         4.       CONDITIONS

         4.1 Company agrees to furnish Bank prior to the initial borrowing under this Agreement, in form and substance to be satisfactory to Bank, with (i) certified copies of resolutions of the Board of Directors of Company and each Guarantor evidencing approval of the borrowing hereunder and the transactions contemplated hereby; (ii) certified copies of Company's and each Guarantor's Certificate of Incorporation and Bylaws; and (iii) a certificate of good standing from the state of Company's and each Guarantor's incorporation and from the states in which each of them is qualified to do business.

         4.2 Bank shall not be obligated to make any Advance if at the time of such request for Advance, the Advances outstanding under the Revolving Credit Note and the stated amount of outstanding Letters of Credit when added to the amount requested would exceed the Commitment.

         4.3 As security for all indebtedness of Company to Bank hereunder, Company agrees to furnish, execute and deliver to Bank, or cause to be furnished, executed and delivered to Bank, prior to or simultaneously with the initial borrowing hereunder, in form to be satisfactory to Bank and supported by appropriate resolution in certified form authorizing same, the following:

         (a)      The Security Agreements; and

         (b) A Guaranty from each of Company's Subsidiaries in form similar to that annexed as Exhibit "C".

To the extent that Company or a Guarantor has heretofore given a security interest to Bank to certain of the foregoing and such documents and agreements comply with the requirements of this Agreement, it is hereby agreed that such documents and agreements shall remain in full force and effect for the purposes of this Agreement, but Bank may, if it deems it necessary or desirable, require execution of a new agreement or agreements.

         5.       REPRESENTATIONS AND WARRANTIES

         Company represents and warrants and such representations and warranties shall be deemed to be continuing representations and warranties during the entire life of this Agreement:

         5.1 It and each of its Subsidiaries is a corporation duly organized and existing in good standing under the laws of their respective states of incorporation; it and each of its Subsidiaries is duly qualified and authorized to do business as a foreign corporation in each jurisdiction where the character of their assets or the nature of their activities makes such qualification necessary; execution, delivery and performance of this Agreement, and any other documents and instruments required under this Agreement, and the issuance of the Notes by Company are within its corporate powers, have been duly authorized, are not in contravention of law or the terms of Company's Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency or authority; and this Agreement and any other documents and instruments required under this Agreement, when issued and delivered under this Agreement, will be valid and binding in accordance with their terms.

         5.2 The execution, delivery and performance of this Agreement and any other documents and instruments required under this Agreement, and the issuance of the Notes by Company, are not in contravention of the unwaived terms of any indenture, agreement or undertaking to which Company is a party or by which it is bound.

         5.3 No litigation or other proceeding before any court or administrative agency is pending, or to the knowledge of the officers of Company is threatened against Company or any of its Subsidiaries, the outcome of which could materially impair Company's or any of its Subsidiaries' financial condition or its ability to carry on its business.

         5.4 There are no security interests in, liens, mortgages, or other encumbrances on any of Company's or any of its Subsidiaries' assets, except to Bank, or as permitted in this Agreement.

         5.5 As of the date of execution of this Agreement, there are no Subsidiaries of Company except the Subsidiaries listed in attached Schedule 5.5.

         5.6 There exists no default by Company or any Subsidiary under the provisions of any instrument evidencing any permitted debt or of any agreement relating thereto.

         5.7 Neither Company nor any Subsidiary maintains or contribute to any Pension Plans subject to ERISA except the plans listed on Exhibit "D" hereto ("Pension Plans"). The "unfunded past service liability" of the Pension Plans, as of October 31, 1997, was approximately as noted on Exhibit "D", and there is no accumulated funding deficiency within the meaning of ERISA, or any existing liability with respect to the Pension Plan owed to the Pension Benefit Guaranty Corporation or any successor thereto.

         5.8 The balance sheet and operating statements of Company and its Consolidated Subsidiaries dated October 31, 1997, previously furnished Bank, is complete and correct and fairly presents the financial condition of Company and its Consolidated Subsidiaries and the results of its and their operations; since said date there has been no material adverse change in the financial condition of Company and its Consolidated Subsidiaries; to the knowledge of Company's officers, neither Company nor any Subsidiary has any contingent obligations as of such date (including any liability for taxes) not disclosed by or reserved against in said balance sheet, and at the present time there are no material unrealized or anticipated losses from any present commitment of Company or any of its Consolidated Subsidiaries.

         5.9 All tax returns and tax reports of Company and its Subsidiaries required by law to be filed have been duly filed or extensions obtained, and all taxes, assessments and other governmental charges or levies (other than those presently payable without penalty and those currently being contested in good faith for which adequate reserves have been established) upon Company and its Subsidiaries (or any of its or their properties) which are due and payable have been paid. The charges, accruals and reserves on the books of Company and its Subsidiaries in respect of the Federal income tax for all periods are adequate in the opinion of Company.

         5.10 Company and its Subsidiaries are, in the conduct of their business, in compliance in all material respects with all federal, state or local laws, statutes, ordinances and regulations applicable to it, the enforcement of which, if they were not in compliance, would adversely affect their business or the value of their property or assets. Company and its Subsidiaries have all approvals, authorizations, consents, licenses, orders and other permits of all governmental agencies and authorities, whether federal, state or local, required to permit the operation of their business as presently conducted, except such approvals, authorizations, consents, licenses, orders and other permits with respect to which the failure to have can be cured without having an adverse effect on the operation of such business.

         5.11 No representation or warranty by Company in this Agreement, nor any written statement or certificate (including financial statements) furnished or to be furnished to Bank pursuant hereto contains or will contain any materially untrue statement of any fact or omits or will omit to state a fact necessary to make such representation, warranty, statement or certificate not misleading.

         5.12 Neither Company nor any Subsidiary is a party to any litigation or administrative proceeding, nor so far as is known by Company is any litigation or administrative proceeding threatened against Company or any Subsidiary, which in either case involves a potential liability in excess of $100,000 and which
(A) asserts or alleges that Company or any Subsidiary violated Environmental Laws, (B) asserts or alleges that Company or any Subsidiary is required to clean up, remove, or take remedial or other response action due to the disposal, depositing, discharge, leaking or other release of any hazardous substances or materials, or (C) asserts or alleges that Company or any Subsidiary is required to pay all or a portion of the cost of any past, present, or future cleanup, removal or remedial or other response action which arises out of or is related to the disposal, depositing, discharge, leaking or other release of any hazardous substances or materials by Company or any Subsidiary.

         5.13 To the best knowledge of Company, there are no conditions existing currently or likely to exist during the term of this Agreement which would subject Company or any Subsidiary to damages, penalties, injunction relief or cleanup costs under any applicable Environmental Laws involving an amount in excess of $100,000 or which require or are likely to require cleanup, removal, remedial action or other response pursuant to applicable Environmental Laws by Company or any Subsidiary the cost of which is likely to exceed $100,000.

         5.14 Neither Company nor any Subsidiary is subject to any judgment, decree, order or citation related to or arising out of applicable Environmental Laws noncompliance with which is reasonable likely to have a material adverse effect on Company or any Subsidiary and to the best knowledge of the Company, neither Company nor any Subsidiary has been named or listed as a potentially responsible party by any governmental body or agency in a matter arising under any applicable Environmental Laws involving a potential cost in excess of $100,000.

         5.15 Company and it Subsidiaries have all material permits, licenses and approvals required under applicable Environmental Laws.

         6.       AFFIRMATIVE COVENANTS

         Company covenants and agrees that it will, so long as Bank is committed to make any advances or issue Letters of Credit under this Agreement and so long as any indebtedness or any Letters of Credit remain outstanding under this
Agreement:

         6.1      Furnish Bank:

         (a) within ninety (90) days after and as of the end of each of Company's fiscal years, a detailed Consolidated audit report of Company and its Consolidated Subsidiaries certified to by independent certified public accountants satisfactory to Bank;

         (b) within forty five (45) days after and as of the end of each fiscal quarter, excluding the last quarter of each fiscal year, a Consolidated and Consolidating balance sheet and statement of profit and loss and surplus reconciliation of Company and its Consolidated Subsidiaries certified by an authorized officer of Company;

         (c) such information as required by the terms and conditions of any security agreements referred to in this Agreement;

         (d) promptly, and in form to be satisfactory to Bank, such other information as Bank may request from time to time.

         6.2 On a Consolidated statement basis, maintain, as of the end of each fiscal quarter, Net Worth of not less than the Base Net Worth.

         6.3 On a Consolidated statement basis, maintain as of the end of each fiscal quarter, a Debt Service Coverage Ratio of not less than 1.75 to 1.0.

         6.4 On a Consolidated statement basis, maintain as of the end of each fiscal quarter a Funded Debt to EBITDA Ratio of not more than the following amounts during the periods specified below:

                  Present through October 30, 1998                  5.5 to 1.0
                  October 31, 1998 through October 30, 1999         4.5 to 1.0
                  October 31, 1999 and thereafter                   3.5 to 1.0

         6.5 On a Consolidated statement basis, maintain, as of the end of each fiscal quarter, a Debt to Capital Ratio of not more than:

                  Present through October 30, 1998                  .85 to 1.0
                  October 31, 1998 through October 30, 1999         .80 to 1.0
                  October 31, 1999 and thereafter                   .75 to 1.0

         6.6 Pay and discharge, and cause its Subsidiaries to pay and discharge, all taxes and other governmental charges and all contractual obligations calling for the payment of money, before the same shall become overdue, unless and to the extent only that such payment is being contested in good faith.

         6.7 Maintain, and cause its Subsidiaries to maintain, insurance coverage on their physical assets and against other business risks in such amounts and of such types as are customarily carried by companies similar in size and nature, and in the event of acquisition of additional property, real or personal, or of incurrence of additional risks of any nature, increase such insurance coverage in such manner and to such extent as prudent business judgment and present practice would dictate; and in the case of all policies covering property mortgaged or pledged to Bank or property in which Bank shall have a security interest of any kind whatsoever, other than those policies protecting against casualty liabilities to strangers, all such insurance policies shall provide that the loss payable thereunder shall be payable to Company and Bank as their respective interests may appear; copies of all said policies, including all endorsements thereon and those required hereunder, to be deposited with Bank.

         6.8 Permit, and cause its Subsidiaries to permit, Bank, through its authorized attorneys, accountants, and representatives, to examine Company's and its Subsidiaries' books, accounts, records, ledgers and assets of every kind and description at all reasonable times upon oral or written request of Bank.

         6.9 Promptly notify Bank of any condition or event which constitutes or with the running of time and/or the giving of notice would constitute a default under this Agreement, and promptly inform Bank of any material adverse change in Company's or any Subsidiary's financial condition.

         6.10 Furnish to the Bank concurrently with the delivery of each of the financial statements required by Section 6.1(a) and (b) hereof, a statement prepared and certified by the chief financial officer of Company (or in his absence, a responsible senior officer of Company) (a) setting forth all computations necessary to show compliance by Company with the financial covenants contained in Section 6.2, 6.3, 6.4 and 6.5 of this Agreement as of the date of such financial statements, (b) stating that as of the date thereof, no condition or event which constitutes an event of default or which with the running of time and/or the giving of notice would constitute an event of default has occurred and is continuing, or if any such event or condition has occurred and is continuing or exists, specifying in detail the nature and period of existence thereof and any action taken with respect thereto taken or contemplated to be taken by Company and (c) stating that the signer has personally reviewed this Agreement and that such certificate is based on an examination sufficient to assure that such certificate is accurate.

         6.11 Maintain in good standing, and cause each Subsidiary to maintain in good standing, all licenses required by the State of Michigan, or any agency thereof, or other governmental authority that may be necessary or required for Company or any Subsidiary to carry on its general business objects and purposes.

         6.12 Furnish, and cause each Subsidiary to furnish, Bank, upon Bank's request, in form satisfactory to Bank with pledges, assignments, mortgages, lien instruments or other security instruments covering any or all of Company's and each Subsidiary's real or personal property, of every nature and description, whether now owned or hereafter acquired, to the extent that Bank may in its sole reasonable discretion require.

         6.13 Comply, and cause each Subsidiary to comply, with all material requirements imposed by ERISA as presently in effect or hereafter promulgated including, but not limited to, the minimum funding requirements of the Pension Plans.

         6.14 Promptly notify Bank after the occurrence thereof in writing of any of the following events:

         (a) the termination of Company's or any Subsidiary's Pension Plan pursuant to Subtitle C of Title IV of ERISA or otherwise;

         (b) the appointment of a trustee by a United States District Court to administer the Pension Plan;

         (c) the commencement by the Pension Benefit Guaranty Corporation ("PBGC"), or any successor thereto of any proceeding to terminate the Company's or any Subsidiary's Pension Plan;

         (d) the failure of the Company's or any Subsidiary's Pension Plan to satisfy the minimum funding requirements for any plan year as established in Section 412 of the Internal Revenue Code of 1954, as amended;

         (e) the withdrawal of the Company or any Subsidiary from a Pension Plan; or

         (f) a reportable event, within the meaning of Title IV of ERISA, which Company is required to report to the PBGC.

         6.15 Company shall cause each person which now is or hereafter becomes a Subsidiary to deliver to Bank, in accordance with this Section 6.15, a fully executed guaranty agreement in the form attached as Exhibit "C" and such other instruments and documents related to such guaranty as Bank shall reasonably request. Within three (3) Business Days after a person becomes a Subsidiary, Company shall notify Bank of such occurrence in writing. The guaranty and other documents to be executed and delivered pursuant to this Section 6.15 shall be delivered to Bank within fifteen (15) days after the date such notice is required.

         7.       NEGATIVE COVENANTS

         Company covenants and agrees that so long as Bank is committed to make any advances or issue Letters of Credit under this Agreement and so long as any indebtedness or any Letters of Credit remain outstanding under this Agreement, it will not, and it will cause its Subsidiaries not to, without the prior written consent of Bank:

         7.1 Purchase, acquire or redeem any of its capital stock or make any material change in its capital structure or general business objects or purpose.

         7.2 Enter into any merger or consolidation or sell, lease, transfer, or dispose of all, substantially all, or any material part of its assets, except in the ordinary course of its business.

         7.3 Guarantee, endorse, or otherwise become secondarily liable for or upon the obligations of others, except (i) by endorsement for deposit in the ordinary course of business, (ii) guaranties in favor of Bank, and (iii) the guaranty by Company's Subsidiaries of Company's obligations with respect to the Senior Subordinated Notes.

         7.4 Become or remain obligated for any indebtedness for borrowed money, or for any indebtedness incurred in connection with the acquisition of any property, real or personal, tangible or intangible, except:

         (a)      indebtedness to Bank;

         (b) current unsecured trade, utility or non-extraordinary accounts payable arising in the ordinary course of Company's business;

         (c)      indebtedness described in attached Exhibit "E";

         (d) in addition to that specified above and in (e) below, purchase money indebtedness for the purchase of fixed assets in an amount not exceeding $1,000,000 in the aggregate at any time outstanding; and

         (e) indebtedness owing MT&G in the principal amount of $21,650,000.

         7.5 Purchase or otherwise acquire or become obligated for the purchase of all or substantially all of the assets or business interests of any person, firm or corporation or any shares of stock of any corporation, trusteeship or association or in any other manner effectuate or attempt to effectuate an expansion of present business by acquisition, other than the purchase of the stock of GMC, Deco Technologies, Inc, Deco International, Inc. and Turn-Matic, Inc.

         7.6 Make or allow to remain outstanding any investment (whether such investment shall be of the character of investment in shares of stock, evidences of indebtedness or other securities or otherwise) in, or any loans or advances to, any person, firm, corporation or other entity or association, except:

         (a) advances in the ordinary course of business to officers payable within thirty days;

         (b) advances by Company or a domestic Subsidiary to Company's domestic Subsidiaries in the ordinary course of business and advances by a Subsidiary to Company in the ordinary course of business;

         (c) investments in an amount not exceeding Five Hundred Thousand Dollars ($500,000) in the aggregate;

         (d) short-term investments of cash in cash equivalents for the purposes of cash management in accordance with Company's normal business practices; and

         (e)      investments by Company in a Subsidiary which is a Guarantor.

         7.7 Affirmatively pledge or mortgage any of its assets, whether now owned or hereafter acquired, or create, suffer or permit to exist any lien, security interest in, or encumbrance thereon, except:

         (a) to Bank; and

         (b) Permitted Liens;

         7.8 Sell, assign, transfer or confer a security interest in any account, contract, note, trade acceptance or other receivable, except to Bank.

         7.9 Enter into, maintain, or make contribution to, directly or indirectly, any Pension Plan that is subject to ERISA, except the Pension Plans.

         7.10 Except for this Agreement and the Note Documents and the agreements with MT&G in existence on the date hereof and disclosed to Bank in writing, enter into or allow to exist any agreement, document or instrument which would restrict or prevent Company or any Subsidiary from granting Bank liens upon, security interests in and pledges of its assets which are senior in priority to all other liens and encumbrances.

         7.11 Amend or modify any of the terms of the Note Documents or purchase, redeem or prepay any of the Senior Subordinated Notes.

         8.    ENVIRONMENTAL PROVISIONS

         8.1 Company shall comply, and shall cause its Subsidiaries to comply, in all material respects with all applicable Environmental Laws.

         8.2 Company shall provide to Bank, immediately upon receipt, copies of any correspondence, notice, pleading, citation, indictment, complaint, order, decree, or other document from any source asserting or alleging a circumstance or condition which requires or may require a financial contribution by Company or any Subsidiary in an amount in excess of $100,000 or a cleanup, removal, remedial action, or other response by or on the part of Company or any Subsidiary under applicable Environmental Laws involving a cost in excess of $100,000 or which seeks damages or civil, criminal or punitive penalties involving an amount in excess of $100,000 from Company or any Subsidiary for an alleged violation of Environmental Laws.

         8.3 Company shall promptly notify Bank in writing as soon as Company becomes aware of any condition or circumstance which makes the environmental warranties contained in this Agreement incomplete or inaccurate in any material respect as of any date.

         8.4 In the event of any condition or circumstance that makes any environmental warranty, representation and/or agreement incomplete or inaccurate in any material respect as of any date, Company shall, at the reasonable request of Bank, at Company's sole expense, retain an environmental professional consultant, reasonably acceptable to Bank, to conduct a thorough and complete environmental audit regarding the changed condition and/or circumstance and any environmental concerns arising from that changed condition and/or circumstance. A copy of the environmental consultant's report will be promptly delivered to Bank upon completion.

         8.5 At any time Company or any Subsidiary, directly or indirectly through any professional consultant or other representative, determines to undertake a material environmental audit, assessment or investigation, Company shall promptly provide Bank with written notice of the initiation of the environmental audit, fully describing the purpose and intended scope of the environmental audit. Upon receipt, Company will promptly provide to Bank copies of all final findings and conclusions of any such environmental investigation. Preliminary findings and conclusions shall be provided if final reports have not been completed and delivered to Bank within 60 days following completion of the preliminary findings and conclusions.

         8.6 Company hereby indemnifies, saves and holds Bank and any of its past, present and future officers, directors, shareholders, employees, representatives and consultants harmless from any and all loss, damages, suits, penalties, costs, liabilities and expenses (including but not limited to reasonable investigation, environmental audit(s), and legal expenses) arising out of any claim, loss or damage of any property, injuries to or death of persons, contamination of or adverse affects on the environment, or any violation of any applicable Environmental Laws, caused by or in any way related to property owned by Company or any Subsidiaries, or due to any acts of Company, its officers, directors, shareholders, employees, consultants and/or representatives; provided, however, that the foregoing indemnification shall not be applicable when arising from events or conditions occurring while the Bank is in sole possession (subject to the rights of any creditors of Company) of the property. In no event shall Company be liable hereunder for any loss, damages, suits, penalties, costs, liabilities or expenses arising from any act of gross negligence or willful misconduct of Bank, or its agents or employees.

         9.       DEFAULTS

         9.1      Upon occurrence of any of the following events of default:

         (a) non-payment of the principal or interest due under the terms of this Agreement or on any Note due in accordance with the terms thereof;

         (b) default in the observance or performance of any of the conditions, covenants or agreements of Company set forth in Sections 6, 7 or 8, hereof;

         (c) default in the observance or performance or any of the other conditions, covenants or agreements of Company herein set forth and continuance thereof for thirty (30) days after notice to Company by Bank;

         (d) any representation or warranty made by Company herein or in any instrument submitted pursuant hereto proves untrue in any material respect when made;

         (e) default in the observance or performance of any of the conditions, covenants or agreements of Company or any Subsidiary set forth in any collateral document of security which may be given to secure the indebtedness hereunder or in any other collateral document related to or connected with this agreement or the indebtedness hereunder;

         (f) default in the payment of any other obligation of Company or any Subsidiary for borrowed money, or in the observance or performance of any conditions, covenants or agreements related or given with respect thereto and such default shall be continued for a period sufficient to permit acceleration of the indebtedness prior to its expressed maturity;

         (g) judgments for the payment of money in excess of the sum of One Hundred Thousand Dollars ($100,000) in the aggregate shall be rendered against Company or any Subsidiary, and such judgments shall remain unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of sixty (60) consecutive days from the date of its entry;

         (h) the occurrence of any "reportable event", as defined in ERISA, which is determined to constitute grounds for termination by the Pension Benefit Guaranty Corporation of any Pension Plan maintained by or on behalf of the Company or any Subsidiary for the benefit of any of its employees or for the appointment by the appropriate United States District Court of a trustee to administer such Pension Plan and such reportable event is not corrected and such determination is not revoked within 30 days after notice thereof has been given to the plan administrator or the Company; or the institution of proceedings by the Pension Benefit Guaranty Corporation to terminate any such Pension Plan or to appoint a trustee to administer such Pension Plan; or the appointment of a trustee by the appropriate United States District Court to administer any such Pension Plan;

         (i) revocation of any Guaranty or any negative and deferred pledge letter;

         (j) default by Company in the observance or performance of any obligation under any agreement made by Company with Bank in connection with the issuance of any of the Letters of Credit;

         (k)      if there shall occur a Change in Control;

then, or at any time thereafter, unless such default is remedied, Bank may give notice to Company declaring all outstanding indebtedness hereunder to be due and payable, whereupon the Notes and all indebtedness then outstanding hereunder shall immediately become due and payable without further notice and demand, as the case may be, and Bank's commitment to make further advances and to issue Letters of Credit under this Agreement shall automatically terminate.

         9.2 If a creditors' committee shall have been appointed for the business of Company or any Subsidiary; or if Company or any Subsidiary shall have made a general assignment for the benefit of creditors or shall have been adjudicated bankrupt, or shall have filed a voluntary petition in bankruptcy or for reorganization or to effect a plan or arrangement with creditors; or shall file an answer to a creditor's petition or other petition filed against it, admitting the material allegations thereof for an adjudication in bankruptcy or for reorganization; or shall have applied for or permitted the appointment of a receiver or trustee or custodian for any of its property or assets; or such receiver, trustee or custodian shall have been appointed for any of its property or assets (otherwise than upon application or consent of Company or a Subsidiary) and such receiver, trustee, or custodian so appointed shall not have been discharged within forty-five (45) days after the date of his appointment; or if an order shall be entered and shall not be dismissed or stayed within forty-five (45) days from its entry, approving any petition for reorganization of Company or any Subsidiary; then the Notes and all indebtedness then outstanding hereunder shall automatically become immediately due and payable, and Bank's commitment to make further advances and to issue Letters of Credit under this Agreement shall automatically terminate.

         9.3 From and after the occurrence of any event of default under this Agreement or any event which automatically causes the indebtedness outstanding hereunder or under the Notes to become immediately due and payable, the indebtedness under the Revolving Credit Note shall bear interest at three percent (3%) above the Prime-based Rate as it may vary from time to time, which interest shall be payable on demand.

         10.  MISCELLANEOUS

         10.1 This Agreement shall be binding upon and shall inure to the benefit of Company and Bank and their respective successors and assigns, except that the credit provided for under this Agreement and no part thereof and no obligation of Bank hereunder shall be assignable or otherwise transferable by Company.

         10.2 Company shall pay all closing costs and expenses, including, by way of description and not limitation, reasonable outside attorney fees and lien search fees incurred by Bank in connection with the commitment, consummation and closing of this Agreement. All of said amounts required to be paid by Company may, at Bank's option, be charged by Bank as an advance against the proceeds of the Notes. All costs, including attorney fees and auditor fees, incurred by Bank in reviewing, revising, protecting or enforcing any of its or any of the Bank's rights against Company or defending Bank from any claims or liabilities by any party or otherwise incurred by Bank in connection with an event of default or the enforcement of this Agreement or the related documents, including by way of description and not limitation, such charges in any court or bankruptcy proceedings or arising out of any claim or action by any person against Bank which would not have been asserted were it not for Bank's relationship with Company hereunder, shall also be paid by Company.

        10.3 Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with generally accepted accounting principles consistently applied.

         10.4 No delay or failure of Bank in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of Bank under this Agreement are cumulative and not exclusive of any right or remedies which Bank would otherwise have.

         10.5 All notices with respect to this Agreement shall be deemed to be completed upon mailing by certified mail to the following:

                  To Company:
                  1825 S. Woodward
                  Suite 240
                  Bloomfield Hills, Michigan 48302
                  Attention: Director of Corporate Finance

                  To Bank:
                  One Detroit Center
                  500 Woodward Avenue
                  Detroit, Michigan 48226
                  Attention: Metropolitan Loan Division - D

         10.6 This Agreement and the Notes have been delivered at Detroit, Michigan, and shall be governed by and construed and enforced in accordance with the laws of the State of Michigan. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         10.7 No amendments or waiver of any provisions of this Agreement nor consent to any departure by Company therefrom shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, waiver or consent with respect to any provision of this Agreement shall affect any other provision of this Agreement.

         10.8 In the event Company's obligation to pay interest on the principal balance of the Notes is or becomes in excess of the maximum interest rate which Company is permitted by law to contract or agree to pay, giving due consideration to the execution date of this Agreement, then, in that event, the rate of interest applicable shall be deemed to be immediately reduced to such maximum rate and any payments in excess of such maximum rate shall be deemed to have been payments in reduction of principal and not of interest.

         10.9 This Agreement shall become effective upon the execution hereof by Bank and Company.

         10.10 COMPANY AND BANK HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY AND ALL ACTIONS OR PROCEEDINGS AT ANY TIME IN WHICH COMPANY AND BANK ARE PARTIES ARISING OUT OF THIS AGREEMENT OR THE OTHER DOCUMENTS CONTEMPLATED HEREBY.

         WITNESS the due execution hereof as of the day and year first above written.


COMERICA BANK                               NEWCOR, INC.


By:  [SIG]                                  By: W. John Weinhardt
     -------------------                        --------------------
                                                W. John Weinhardt

Its: Vice President                         Its: President



                                            By: John J. Garber
                                                --------------------
                                                John J. Garber

                                            Its: Vice President

                                 ACKNOWLEDGEMENT



         The undersigned accepts and agrees to the amendment and restatement of the Existing Agreement and agree to the continued effectiveness of the Guaranty originally executed and delivered to Comerica Bank (successor in interest by reason of merger to Manufacturers Bank, N.A.) by the undersigned on March 9, 1992.


                                                   ROCHESTER GEAR, INC.



                                                   By:  W. John Weinhardt
                                                        -----------------------
                                                        W. John Weinhardt

                                                   Its: Chairman of the Board



                                                   By:  John J. Garber
                                                        -----------------------
                                                        John J. Garber

                                                   Its: Treasurer

                                   EXHIBIT "A"

                              REVOLVING CREDIT NOTE


                                                             Detroit, Michigan
$50,000,000                                                   January 15, 1998



         On or before the Revolving Credit Maturity Date (which initially is February 28, 2001), FOR VALUE RECEIVED, NEWCOR, INC., a Delaware corporation (herein called "Company") promises to pay to the order of COMERICA BANK, a Michigan banking corporation (herein called "Bank") at its Main Office at 500 Woodward Avenue, Detroit, Michigan, 48226 in lawful money of the United States of America the indebtedness or so much of the sum of Fifty Million Dollars ($50,000,000) as may from time to time have been advanced and then be outstanding hereunder pursuant to the Third Amended and Restated Revolving Credit Agreement dated January 15, 1998, made by and between Company and Bank (herein called "Agreement"), together with interest thereon as hereinafter set forth.

         Each of the Advances made hereunder shall bear interest at the Eurodollar-based Rate or the Prime-based Rate as elected by Company or as otherwise determined under the Agreement.

         Interest on the unpaid balance of all Prime-based Advances shall be payable quarterly commencing on January 31, 1998 and on the last day of each quarter thereafter. Interest accruing at the Prime-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed, and in such computation effect shall be given to any change in the Prime-based Rate on the date of such change in the Prime-based Rate.

         Interest on each Eurodollar-based Advance shall be payable on the last day of the Interest Period applicable thereto. Interest accruing at the Eurodollar-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto to but not including the last day thereof.

         From and after the occurrence of any event of default hereunder or under the Agreement or any event which automatically causes the indebtedness outstanding hereunder to become immediately due and payable, the indebtedness outstanding hereunder shall bear interest at Three percent (3%) above the Prime-based Rate as it may vary from time to time, which interest shall be payable daily.

         This Note is a note under which advances, repayments and readvances may be made from time to time, subject to the terms and conditions of the Agreement. This Note evidences borrowing under, is subject to, is secured in accordance with, and may be matured under, the terms of the Agreement, to which reference is hereby made. As additional security for this Note, Company grants Bank a lien on all property and assets including deposits and other credits of the Company, at any time in possession or control of or owing by Bank for any purpose.

         Company hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note. Any transferees of, or endorser, guarantor or surety paying this Note in full shall succeed to all rights of Bank, and Bank shall be under no further responsibility for the exercise thereof or the loan evidenced hereby. Nothing herein shall limit any right granted Bank by other instrument or by law.

         This Note is a replacement for a Revolving Credit Note dated December 5, 1997 in the original principal amount of $37,000,000 by Company payable to Bank.

         All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.


                                                   NEWCOR, INC.




                                                   By: W. John Weinhardt
                                                       -----------------------
                                                       W. John Weinhardt

                                                   Its: President




                                                   By: John J. Garber
                                                       -----------------------
                                                       John J. Garber

                                                   Its: Vice President

                                   EXHIBIT "B"

                               REQUEST FOR ADVANCE



         Pursuant to the Third Amended and Restated Revolving Credit Agreement dated January 15, 1998, (herein called "Agreement"), the undersigned hereby requests COMERICA BANK to make a(an)__________ 1 Advance to the undersigned on , 19 , in the amount of_______________________DOLLARS, ($________) under the
Revolving Credit Note dated January 15, 1998, issued by the undersigned to said Bank (herein called "Note"). The Interest Period for the requested Advance, if applicable, shall be ______________________ .2 The last day of the Interest Period for the amounts being converted or refunded hereunder, if applicable, is , 19 .

         The undersigned certifies that no event has occurred or condition exists which constitutes, or with the passage of time and/or giving of notice would constitute, a default under the Agreement or the Note, and none will exist upon the making of the Advance requested hereunder. The undersigned further certifies that upon advancing the sum requested hereunder, the aggregate principal amount outstanding under the Note will not exceed the face amount thereof. If the amount advanced to the undersigned under the Note shall at any time exceed the face amount thereof, the undersigned will pay such excess amount on demand.

         The undersigned hereby authorizes said Bank to disburse the proceeds of this Request for Advance by crediting the account of the undersigned with Bank separately designated by the undersigned or as the undersigned may otherwise direct, unless this Request for Advance is being submitted for a conversion or refunding, in which case it shall refund or convert that portion stated above of the existing outstandings under the Note.


______________________

     1Insert, as applicable, "Eurodollar-based", or "Prime-based".

     2For a Eurodollar-based Advance insert, as applicable, "one month", "two months", "three months", or "six months".

    Dated this_______ day of_____________, 19__.


                                                      NEWCOR, INC.




                                                      By:______________________


                                                      Its:_____________________



                                                      By:______________________


                                                      Its:_____________________

                                 EXHIBIT "C"
COMERICA LOGO GUARANTY


As of January 15, 1998, the undersigned, for value received, unconditionally and absolutely guarantee(s) to Comerica Bank ("Bank"), a Michigan banking corporation, payment when due, whether by stated maturity, demand, acceleration or otherwise, of all existing and future indebtedness ("Indebtedness") to the Bank of Newcor, Inc., a Delaware corporation ("Borrower"). Indebtedness includes without limit any and all obligations or liabilities of the Borrower to the Bank, whether absolute or contingent, direct or indirect, voluntary or involuntary, liquidated or unliquidated, joint or several, known or unknown; any and all indebtedness, obligations or liabilities for which Borrower would otherwise be liable to the Bank were it not for the invalidity, irregularity or unenforceability of them by reason of any bankruptcy, insolvency or other law or order of any kind, or for any other reason; any and all amendments, modifications, renewals and/or extensions of any of the above; and all costs of collecting Indebtedness, including, without limit, attorney fees. Any reference in this Guaranty to attorney fees shall be deemed a reference to reasonable fees, charges, costs and expenses of both in-house and outside counsel and paralegals, whether or not a suit or action is instituted, and to court costs if a suit or action is instituted, and whether attorney fees or court costs are incurred at the trial court level, on appeal, in a bankruptcy, administrative or probate proceeding or otherwise. All costs shall be payable immediately by the undersigned when incurred by the Bank, without demand, and until paid shall bear interest a the highest per annum rate applicable to any of the Indebtedness, but not in excess of the maximum rate permitted by law.

1. LIMITATION: The total obligation of the undersigned under this Guaranty is UNLIMITED unless specifically limited in the Additional Provisions of this Guaranty, and this obligation (whether unlimited or limited to the extent specified in the Additional Provisions) shall include, IN ADDITION TO any limited amount of principal guaranteed, all interest on that limited amount, and all costs incurred by the Bank in collection efforts against the Borrower and/or the undersigned or otherwise incurred by the Bank in any way relating to the Indebtedness, or this Guaranty, including without limit attorney fees. The undersigned agree(s) that (a) this limitation shall not be a limitation on the amount of Borrower's Indebtedness to the Bank; (b) any payments by the undersigned shall not reduce the maximum liability of the undersigned under this Guaranty unless written notice to that effect is actually received by the Bank at, or prior to, the time of the payment; and (c) the liability of the undersigned to the Bank shall at all times be deemed to be the aggregate liability of the undersigned under this Guaranty and any other guaranties previously or subsequently given to the Bank by the undersigned and not expressly revoked, modified or invalidated in writing.

2. NATURE OF GUARANTY: This is a continuing Guaranty of payment and not of collection and remains effective whether the Indebtedness is from time to time reduced and later increased or entirely extinguished and later reincurred. The undersigned deliver(s) this Guaranty based solely on the undersigned's independent investigation of (or decision not to investigate) the financial condition of Borrower and is (are) not relying on any information furnished by the Bank. The undersigned assume(s) full responsibility for obtaining any further information concerning the Borrower's financial condition, the status of the Indebtedness or any other matter which the undersigned may deem necessary or appropriate now or later. The undersigned knowingly accept(s) the full range of risk encompassed in this Guaranty, which risk includes, without limit, the possibility that Borrower may incur Indebtedness to the Bank after the financial condition of the Borrower, or the Borrower's ability to pay debts as they mature, has deteriorated.

3. APPLICATION OF PAYMENTS: The undersigned authorize(s) the Bank, either before or after termination of this Guaranty, without notice to or demand on the undersigned and without affecting the undersigned's liability under this Guaranty, from time to time to: (a) apply any security and direct the order or manner of sale; and (b) apply payments received by the Bank from the Borrower to any indebtedness of the Borrower to the Bank, in such order as the Bank shall determine in its sole discretion, whether or not this indebtedness is covered by this Guaranty, and the undersigned waive(s) any provision of law regarding application of payments which specifies otherwise. The undersigned agree(s) to provide to the Bank copies of the undersigned's financial statements upon request.

4. SECURITY: The undersigned grant(s) to the Bank a security interest in and the right of setoff as to any and all property of the undersigned now or later in the possession of the Bank. The undersigned further assign(s) to the Bank as collateral for the obligations of the undersigned under this Guaranty all claims of any nature that the undersigned now or later has
     (have) against the Borrower (other than any claim under a deed of trust or mortgage covering California real property) with full right on the part of the Bank, in its own name or in the name of the undersigned, to collect and enforce these claims. The undersigned agree(s) that no security now or later held by the Bank for the payment of any Indebtedness, whether from the Borrower, any guarantor, or otherwise, and whether in the nature of a security interest, pledge, lien, assignment, setoff, suretyship, guaranty, indemnity, insurance or otherwise, shall affect in any manner the unconditional obligation of the undersigned under this Guaranty, and the Bank, in its sole discretion, without notice to the undersigned, may release, exchange, enforce and otherwise deal with any security without affecting in any manner the unconditional obligation of the undersigned under this Guaranty. The undersigned acknowledge(s) and agree(s) that the Bank has no obligation to acquire or perfect any lien on or security interest in any asset(s), whether realty or personalty, to secure payment of the Indebtedness, and the undersigned is (are) not relying upon any asset(s) in which the Bank has or may have a lien or security interest for payment of the Indebtedness.

5. OTHER GUARANTORS: If any Indebtedness is guaranteed by two or more guarantors, the obligation of the undersigned shall be several and also joint, each with all and also each with any one or more of the others, and may be enforced at the option of the Bank against each severally, any two or more jointly, or some severally and some jointly. The Bank, in its sole discretion, may release any one or more of the guarantors for any consideration which it deems adequate, and may fail or elect not to prove a claim against the estate of any bankrupt, insolvent, incompetent or deceased guarantor; and after that, without notice to any guarantor, the Bank may extend or renew any or all Indebtedness and may permit the Borrower to incur additional Indebtedness, without affecting in any manner the unconditional obligation of the remaining guarantor(s). The undersigned acknowledge(s) that the effectiveness of this Guaranty is not conditioned on any or all of the indebtedness being guaranteed by anyone else.

6. TERMINATION: Any of the undersigned may terminate their obligation under this Guaranty as to future Indebtedness (except as provided below) by (and only by) delivering written notice of termination to an officer of the Bank and receiving from an officer of the Bank written acknowledgement of delivery; provided, however, the termination shall not be effective until the opening of business on the fifth (5th) day ("effective date") following written acknowledgement of delivery. Any termination shall not affect in any way the unconditional obligations of the remaining guarantor(s), whether or not the termination is known to the remaining guarantor(s). Any termination shall not affect in any way the unconditional obligations of the terminating guarantor(s) as to any Indebtedness existing at the effective date of termination or any Indebtedness created after that pursuant to any commitment or agreement of the Bank or pursuant to any Borrower loan with the Bank existing at the effective date of termination (whether advances or readvances by the Bank after the effective date of termination are optional or obligatory), or any modifications, extensions or renewals of any of this Indebtedness, whether in whole or in part, and as to all of this Indebtedness and modifications, extensions or renewals of it, this Guaranty shall continue effective until the same shall have been fully paid. The Bank has no duty to give notice of termination by any guarantor(s) to any remaining guarantor(s). The undersigned shall indemnify the Bank against all claims, damages, costs and expenses, including, without limit, attorney fees, incurred by the Bank in connection with any suit, claim or action against the Bank arising out of any modification or termination of a Borrower loan or any refusal by the Bank to extend additional credit in connection with the termination of this Guaranty.

7. REINSTATEMENT: Notwithstanding any prior revocation, termination, surrender or discharge of this Guaranty (or of any lien, pledge or security interest securing this Guaranty) in whole or in part, the effectiveness of this Guaranty, and of all liens, pledges and security interests securing this Guaranty, shall automatically continue or be reinstated in the event that any payment received or credit given by the Bank in respect of the Indebtedness is returned, disgorged or rescinded under any applicable state or federal law, including, without limitation, laws pertaining to bankruptcy or insolvency, in which case this Guaranty, and all liens, pledges and security interests securing this Guaranty, shall be enforceable against the undersigned as if the returned, disgorged or rescinded payment or credit had not been received or given by the Bank, and whether or not the Bank relied upon this payment or credit or changed its position as a consequence of it. In the event of continuation or reinstatement of this Guaranty and the liens, pledges and security interests securing it, the undersigned agree(s) upon demand by the Bank, to execute and deliver to the Bank those documents which the Bank determines are appropriate to further evidence (in the public records or otherwise) this continuation or reinstatement, although the failure of the undersigned to do so shall not affect in any way the reinstatement or continuation. If the undersigned do(es) not execute and deliver to the Bank upon demand such documents, the Bank and each Bank officer is irrevocably appointed (which appointment is coupled with an interest) the true and lawful attorney of the undersigned (with full power of substitution) to execute and deliver such documents in the name and on behalf of the undersigned.

8. WAIVERS: The undersigned waive(s) any right to require the Bank to: (a) proceed against any person or property; (b) give notice of the terms, time and place of any public or private sale of personal property security held from the Borrower or any other person, or otherwise comply with the provisions of Section 9-504 of the Michigan or other applicable Uniform Commercial Code; or (c) pursue any other remedy in the Bank's power. The undersigned waive(s) notice of acceptance of this Guaranty and presentment, demand, protest, notice of protest, dishonor, notice of dishonor, notice of default, notice of intent to accelerate or demand payment of any Indebtedness, any and all other notices to which the undersigned might otherwise be entitled, and diligence in collecting any Indebtedness, and agree(s) that the Bank may, once or any number of times, modify the terms of any Indebtedness, compromise, extend, increase, accelerate, renew or forbear to enforce payment of any or all Indebtedness, or permit the Borrower to incur additional Indebtedness, all without notice to the undersigned and without affecting in any manner the unconditional obligation of the undersigned under this Guaranty.

     The undersigned unconditionally and irrevocably waive(s) each and every defense and setoff of any nature which, under principles of guaranty or otherwise, would operate to impair or diminish in any way the obligation of the undersigned under this Guaranty, and acknowledge(s) that each such waiver is by this reference incorporated into each security agreement, collateral assignment, pledge and/or other document from the undersigned now or later securing this Guaranty and/or the Indebtedness, and acknowledge(s) that as of the date of this Guaranty no such defense or setoff exists.

9. WAIVER OF SUBROGATION: The undersigned waive(s) any and all rights (whether by subrogation, indemnity, reimbursement, or otherwise) to recover from the Borrower any amounts paid by the undersigned pursuant to this Guaranty until the Indebtedness has been paid in full.

10. SALE/ASSIGNMENT: The undersigned acknowledge(s) that the Bank has the right to sell, assign, transfer, negotiate, or grant participations in all or any part of the Indebtedness and any related obligations, including, without limit, this Guaranty, without notice to the undersigned and that the Bank may disclose any documents and information which the Bank now has or later acquires relating to the undersigned or to the Borrower in connection with such sale, assignment, transfer, negotiation, or grant. The undersigned agree(s) that the Bank may provide information relating to this Guaranty or relating to the undersigned to the Bank's parent, affiliates, subsidiaries and service providers.

11. GENERAL: This Guaranty constitutes the entire agreement of the undersigned and the Bank with respect to the subject matter of this Guaranty. No waiver, consent, modification or change of the terms of the Guaranty shall bind any of the undersigned or the Bank unless in writing and signed by the waiving party or an authorized officer of the waiving party, and then this waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given. This Guaranty shall inure to the benefit of the Bank and its successors and assigns and shall be binding on the undersigned and the undersigned's heirs, legal representatives, successors and assigns including, without limit, any debtor in possession or trustee in bankruptcy for any of the undersigned. The undersigned has (have) knowingly and voluntarily entered into this Guaranty in good faith for the purpose of inducing the Bank to extend credit or make other financial accommodations to the Borrower. If any provision of this Guaranty is unenforceable in whole or in part for any reason, the remaining provisions shall continue to be effective. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF MICHIGAN, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

12. HEADINGS: Headings in this Agreement are included for the convenience of reference only and shall not constitute a part of this Agreement for any purpose.

13.  ADDITIONAL PROVISIONS:  None.


14. JURY TRIAL WAIVER: THE UNDERSIGNED AND BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS GUARANTY OR THE INDEBTEDNESS.

IN WITNESS WHEREOF, Guarantor(s) has (have) signed and delivered this Guaranty the day and year first written above.

                                               GUARANTOR(S):  PLASTRONICS, INC.
WITNESSES (as to all signatures):

          [SIG]
-------------------------------------------    By: W. John Weinhardt
SIGNATURE OF                                       --------------------------

                                                 Its: Chairman
                                                      -----------------------
          [SIG]
-------------------------------------------    By: John J. Garber
SIGNATURE OF                                       --------------------------

                                                 Its: Treasurer
                                                      -----------------------

                                               ENC CORP.


                                               By: W. John Weinhardt
                                                   --------------------------

                                                 Its: Chairman
                                                      -----------------------

                                               By: John J. Garber
                                                   --------------------------

                                                 Its: Treasurer
                                                      -----------------------

                                               NEWCOR M-T-L, INC.


                                               By: W. John Weinhardt
                                                   --------------------------

                                                 Its: Chairman
                                                      -----------------------

                                               By: John J. Garber
                                                   --------------------------

                                                 Its: Treasurer
                                                      -----------------------

                                               ROCHESTER GEAR, INC.


                                               By: W. John Weinhardt
                                                   --------------------------

                                                 Its: Chairman
                                                      -----------------------

                                               By: John J. Garber
                                                   --------------------------

                                                 Its: Treasurer
                                                      -----------------------

                                               GUARANTOR'S ADDRESS:

                                               1825 S. Woodward, Suite 240
                                               Bloomfield Hills, Michigan 48302

                                   EXHIBIT D
                           NEWCOR, INC. PENSION PLANS

5.7





                                                       UNFUNDED PAST
RETIREMENT PLAN                                  SERVICE LIABILITY (SURPLUS)
---------------                                  ---------------------------
Newcor, Inc. Salaried Retirement Plan*                   (662,070)

Bay City UAW #496 Plan                                   1,354,100


* Wilson Automation UAW Plan was merged into the Newcor Inc. Salaried Retirement Plan on January 1, 1998. The funding surplus represents both the Newcor, Inc. Salaried Retirement Plan and the Wilson Automation UAW Plan.

                                 EXHIBIT "F"





                                 TERM NOTE


                                                           Detroit, Michigan
$10,000,000                                                May 13, 1996


         FOR VALUE RECEIVED, Newcor, Inc., a Delaware corporation (herein called "Company") promises to pay to the order of COMERICA BANK, a Michigan banking corporation (herein called "Bank"), at its Main Office at 500 Woodward Avenue, Detroit, Michigan, the principal sum of Ten Million Dollars ($10,000,000) in lawful money of the United States of America payable in monthly principal installments each in the amount of One Hundred Sixty Six Thousand Six Hundred Sixty Seven Dollars ($166,667), commencing on June 10, 1998 and on a like day of each month thereafter until May 10, 2003, when the entire unpaid balance of principal and interest thereon shall be due and payable, together with interest thereon as hereinafter set forth.

         The principal balance from time to time outstanding hereunder shall bear interest at the per annum interest rate of seven and eighty five one hundredths percent (7.85%) or as otherwise determined under the Agreement (as defined below), and interest shall be computed, assessed and payable as set forth in the Agreement.

         This Note evidences borrowing under, is subject to, is secured in accordance with, and may be matured under, the terms of the Second Amended and Restated Revolving Credit Agreement dated March 6, 1995 between Company and Bank (as the same may be amended or modified from time to time, ("Agreement")), to which reference is hereby made. As additional security for this Note, Company grants Bank a lien on all property and assets including deposits and other credits of the Company, at any time in possession or control of or owing by Bank for any purpose.

         Company waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon. Any transferees of, or endorser, guarantor or surety paying this Note in full shall succeed to all rights of Bank, and Bank shall be under no further responsibility for the exercise thereof or the loan evidenced hereby. Nothing herein shall limit any right granted Bank by any other instrument or by law.

         All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

                                                NEWCOR, INC., a Delaware
                                                corporation



                                                By:    W. John Weinhardt
                                                   -------------------------

                                                Its:      PRESIDENT
                                                    ------------------------



                                                By:    John Garber
                                                   -------------------------

                                                Its:   VICE PRESIDENT
                                                    ------------------------













                                       2

                                   EXHIBIT "G"

COMERICA LOGO      SECURITY AGREEMENT  (All Assets)

As of January 15, 1998, for value received, the undersigned ("Debtor") grants to Comerica Bank ("Bank"), a Michigan banking corporation, a continuing security interest in the Collateral (as defined below) to secure payment when due, whether by stated maturity, demand, acceleration or otherwise, of all existing and future indebtedness ("Indebtedness") to the Bank of Rochester Gear, Inc. ("Borrower") and/or Debtor. Indebtedness includes without limit any and all obligations or liabilities of the Borrower and/or Debtor to the Bank, whether absolute or contingent, direct or indirect, voluntary or involuntary, liquidated or unliquidated, joint or several, known or unknown; any and all obligations or liabilities for which the Borrower and/or Debtor would otherwise be liable to the Bank were it not for the invalidity or unenforceability of them by reason of any bankruptcy, insolvency or other law, or for any other reason; any and all amendments, modifications, renewals and/or extensions of any of the above; all costs incurred by Bank in establishing, determining, continuing, or defending the validity or priority of its security interest, or in pursuing its rights and remedies under this Agreement or under any other agreement between Bank and Borrower and/or Debtor or in connection with any proceeding involving Bank as a result of any financial accommodation to Borrower and/or Debtor; and all other costs of collecting Indebtedness, including without limit attorney fees. Debtor agrees to pay Bank all such costs incurred by the Bank, immediately upon demand, and until paid all costs shall bear interest at the highest per annum rate applicable to any of the Indebtedness, but not in excess of the maximum rate permitted by law. Any reference in this Agreement to attorney fees shall be deemed a reference to reasonable fees, costs, and expenses of both in-house and outside counsel and paralegals, whether or not a suit or action is instituted, and to court costs if a suit or action is instituted, and whether attorney fees or court costs are incurred at the trial court level, on appeal, in a bankruptcy, administrative or probate proceeding or otherwise.

1. COLLATERAL shall mean all of the following property Debtor now or later owns or has an interest in, wherever located:

     (a) all Accounts Receivable (for purposes of this Agreement, "Accounts Receivable" consists of all accounts, general intangibles, chattel paper, contract rights, deposit accounts, documents and instruments),

     (b)   all Inventory,

     (c)   all Equipment and Fixtures,

     (d) specific items listed below and/or on attached Schedule A, if any, is/are also included in Collateral:

           ---------------------------------------------------------------------

           ---------------------------------------------------------------------

           ---------------------------------------------------------------------

     (e) all goods, instruments, documents, policies and certificates of insurance, deposits, money, investment property or other property (except real property which is not a fixture) which are now or later in possession or control of Bank, or as to which Bank now or later controls possession by documents or otherwise, and

     (f) all additions, attachments, accessions, parts, replacements, substitutions, renewals, interest, dividends, distributions, rights of any kind (including but not limited to stock splits, stock rights, voting and preferential rights), products, and proceeds of or pertaining to the above including, without limit, cash or other property which were proceeds and are recovered by a bankruptcy trustee or otherwise as a preferential transfer by Debtor.

2. WARRANTIES, COVENANTS AND AGREEMENTS. Debtor warrants, covenants and agrees as follows:

     2.1 Debtor shall furnish to Bank, in form and at intervals as Bank may request, any information Bank may reasonably request and allow Bank to examine, inspect, and copy any of Debtor's books and records. Debtor shall, at the request of Bank, mark its records and the Collateral to clearly indicate the security interest of Bank under this Agreement.

     2.2 At the time any Collateral becomes, or is represented to be, subject to a security interest in favor of Bank, Debtor shall be deemed to have warranted that (a) Debtor is the lawful owner of the Collateral and has the right and authority to subject it to a security interest granted to Bank; (b) none of the Collateral is subject to any security interest other than that in favor of Bank and other than Permitted Liens and there are no financing statements on file, other than in favor of Bank and those evidencing Permitted Liens; and (c) Debtor acquired its rights in the Collateral in the ordinary course of its business or in connection with a transaction approved by Bank in writing.

     2.3 Debtor will keep the Collateral free at all times from all claims, liens, security interests and encumbrances other than those in favor of Bank and those other than Permitted Liens. Debtor will not, without the prior written consent of Bank, sell, transfer or lease, or permit to be sold, transferred or leased, any or all of the Collateral, except for Inventory in the ordinary course of its business and will not return any Inventory to its supplier and except for obsolete equipment sold for fair market value in an amount not greater than $100,000 during any fiscal year of Debtor. Bank or its representatives may at all reasonable times inspect the Collateral and may enter upon all premises where the Collateral is kept or might be located.

     2.4 Debtor will do all acts and will execute or cause to be executed all writings requested by Bank to establish, maintain and continue a perfected and first (subject to Permitted Liens which are permitted pursuant to the terms of the Credit Agreement to be first) security interest of Bank in the Collateral. Debtor agrees that Bank has no obligation to acquire or perfect any lien on or security interest in any asset(s), whether realty or personalty, to secure payment of the Indebtedness, and Debtor is not relying upon assets in which the Bank may have a lien or security interest for payment of the Indebtedness.

     2.5 Debtor will pay within the time that they can be paid without interest or penalty all taxes, assessments and similar charges which at any time are or may become a lien, charge, or encumbrance upon any Collateral, except to the extent contested in good faith and bonded in a manner satisfactory to Bank or reserved against as set forth in the Credit Agreement. If Debtor fails to pay any of these taxes, assessments, or other charges in the time provided above, Bank has the option (but not the obligation) to do so and Debtor agrees to repay all amounts so expended by Bank immediately upon demand, together with interest at the highest lawful default rate which could be charged by Bank on any Indebtedness.

     2.6 Debtor will keep the Collateral in good condition and will protect it from loss, damage, or deterioration from any cause. Debtor has and will maintain at all times (a) with respect to the Collateral, insurance under an "all risk" policy against fire and other risks customarily insured against, and (b) public liability insurance and other insurance as may be required by law or reasonably required by Bank, all of which insurance shall be in amount, form and content, and written by companies as may be satisfactory to Bank, containing, with respect to Collateral, a lender's loss payable endorsement acceptable to Bank. Debtor will deliver to Bank immediately upon demand evidence satisfactory to Bank that the required insurance has been procured. If Debtor fails to maintain satisfactory insurance, Bank has the option (but not the obligation) to do so and Debtor agrees to repay all amounts so expended by Bank immediately upon demand, together with interest at the highest lawful default rate which could be charged by Bank on any Indebtedness.

     2.7 On each occasion on which Debtor evidences to Bank the account balances on and the nature and extent of the Accounts Receivable, Debtor shall be deemed to have warranted that except as otherwise indicated (a) each of those Accounts Receivable is valid and enforceable without performance by Debtor of any act; (b) each of those account balances are in fact owing, (c) there are no setoffs, recoupments, credits, contra accounts, counterclaims or defenses against any of those Accounts Receivable, (d) as to any Accounts Receivable represented by a note, trade acceptance, draft or other instrument or by any chattel paper or document, the same have been endorsed and/or delivered by Debtor to Bank, (e) Debtor has not received with respect to any Account Receivable, any notice of the death of the related account debtor, nor of the dissolution, liquidation, termination of existence, insolvency, business failure, appointment of a receiver for, assignment for the benefit of creditors by, or filing of a petition in bankruptcy by or against, the account debtor, and (f) as to each Account Receivable, the account debtor is not an affiliate of Debtor, the United States of America or any department, agency or instrumentality of it, or a citizen or resident of any jurisdiction outside of the United States. Debtor will do all acts and will execute all writings requested by Bank to perform, enforce performance of, and collect all Accounts Receivable. Debtor shall neither make nor permit any modification, compromise or substitution for any Account Receivable without the prior written consent of Bank other than in the ordinary course of business of Debtor. Debtor shall, at Bank's request, arrange for verification of Accounts Receivable directly with account debtors or by other methods acceptable to Bank.

     2.8 Debtor at all times shall be in compliance in all material respects with all applicable laws, including without limit any laws, ordinances, directives, orders, statutes, or regulations an object of which is to regulate or improve health, safety, or the environment ("Environmental Laws").

     2.9 If Bank, acting in its sole discretion, redelivers Collateral to Debtor or Debtor's designee for the purpose of (a) the ultimate sale or exchange thereof; or (b) presentation, collection, renewal, or registration of transfer thereof; or (c) loading, unloading, storing, shipping, transshipping, manufacturing, processing or otherwise dealing with it preliminary to sale or exchange; such redelivery shall be in trust for the benefit of Bank and shall not constitute a release of Bank's security interest in it or in the proceeds or products of it unless Bank specifically so agrees in writing. If Debtor requests any such redelivery, Debtor will deliver with such request a duly executed financing statement in form and substance satisfactory to Bank. Any proceeds of Collateral coming into Debtor's possession as a result of any such redelivery shall be held in trust for Bank and immediately delivered to Bank for application on the Indebtedness. Bank may (in its sole discretion) deliver any or all of the Collateral to Debtor, and such delivery by Bank shall discharge Bank from all liability or responsibility for such Collateral. Bank, at its option, may require delivery of any Collateral to Bank at any time with such endorsements or assignments of the Collateral as Bank may request.

     2.10 At any time after the occurrence of an Event of Default and without notice, Bank may (a) cause any or all of the Collateral to be transferred to its name or to the name of its nominees; (b) receive or collect by legal proceedings or otherwise all dividends, interest, principal payments and other sums and all other distributions at any time payable or receivable on account of the Collateral, and hold the same as Collateral, or apply the same to the Indebtedness to the extent due, the manner and distribution of the application to be in the sole discretion of Bank; (c) enter into any extension, subordination, reorganization, deposit, merger or consolidation agreement or any other agreement relating to or affecting the Collateral, and deposit or surrender control of the Collateral, and accept other property in exchange for the Collateral and hold or apply the property or money so received pursuant to this Agreement.

     2.11 Bank may assign any of the Indebtedness and deliver any or all of the Collateral to its assignee, who then shall have with respect to Collateral so delivered all the rights and powers of Bank under this Agreement, and after that Bank shall be fully discharged from all liability and responsibility with respect to Collateral so delivered.

     2.12 Debtor delivers this Agreement based solely on Debtor's independent investigation of (or decision not to investigate) the financial condition of Borrower and is not relying on any information furnished by Bank. Debtor assumes full responsibility for obtaining any further information concerning the Borrower's financial condition, the status of the Indebtedness or any other matter which the undersigned may deem necessary or appropriate now or later. Debtor waives any duty on the part of Bank, and agrees that Debtor is not relying upon nor expecting Bank to disclose to Debtor any fact now or later known by Bank, whether relating to the operations or condition of Borrower, the existence, liabilities or financial condition of any guarantor of the Indebtedness, the occurrence of any default with respect to the Indebtedness, or otherwise, notwithstanding any effect such fact may have upon Debtor's risk or Debtor's rights against Borrower. Debtor knowingly accepts the full range of risk encompassed in this Agreement, which risk includes without limit the possibility that Borrower may incur Indebtedness to Bank after the financial condition of Borrower, or Borrower's ability to pay debts as they mature, has deteriorated.

     2.13 Debtor shall defend, indemnify and hold harmless Bank, its employees, agents, shareholders, affiliates, officers, and directors from and against any and all claims, damages, fines, expenses, liabilities or causes of action of whatever kind, including without limit consultant fees, legal expenses, and attorney fees, suffered by any of them as a direct or indirect result of any actual or asserted violation of any law, including, without limit, Environmental Laws, or of any remediation relating to any property required by any law, including without limit Environmental Laws.

3.   COLLECTION OF PROCEEDS.

     3.1 Debtor agrees to collect and enforce payment of all Collateral until Bank shall direct Debtor to the contrary. Immediately upon notice to Debtor by Bank and at all times after that, Debtor agrees to fully and promptly cooperate and assist Bank in the collection and enforcement of all Collateral and to hold in trust for Bank all payments received in connection with Collateral and from the sale, lease or other disposition of any Collateral, all rights by way of suretyship or guaranty and all rights in the nature of a lien or security interest which Debtor now or later has regarding Collateral. Immediately upon and after such notice, Debtor agrees to (a) endorse to Bank and immediately deliver to Bank all payments received on Collateral or from the sale, lease or other disposition of any Collateral or arising from any other rights or interests of Debtor in the Collateral, in the form received by Debtor without commingling with any other funds, and (b) immediately deliver to Bank all property in Debtor's possession or later coming into Debtor's possession through enforcement of Debtor's rights or interests in the Collateral. Debtor irrevocably authorizes Bank or any Bank employee or agent to endorse the name of Debtor upon any checks or other items which are received in payment for any Collateral, and to do any and all things necessary in order to reduce these items to money. Bank shall have no duty as to the collection or protection of Collateral or the proceeds of it, nor as to the preservation of any related rights, beyond the use of reasonable care in the custody and preservation of Collateral in the possession of Bank. Debtor agrees to take all steps necessary to preserve rights against prior parties with respect to the Collateral. Nothing in this Section 3.1 shall be deemed a consent by Bank to any sale, lease or other disposition of any Collateral.

     3.2 Debtor agrees that immediately upon Bank's request (whether or not any Event of Default exists) the Indebtedness shall be on a "remittance basis" as follows: Debtor shall at its sole expense establish and maintain (and Bank, at Bank's option may establish and maintain at Debtor's expense): (a) an United States Post Office lock box (the "Lock Box"), to which Bank shall have exclusive access and control. Debtor expressly authorizes Bank, from time to time, to remove contents from the Lock Box, for disposition in accordance with this Agreement. Debtor agrees to notify all account debtors and other parties obligated to Debtor that all payments made to Debtor (other than payments by electronic funds transfer) shall be remitted, for the credit of Debtor, to the Lock Box, and Debtor shall include a like statement on all invoices; and (b) a non-interest bearing deposit account with Bank which shall be titled as designated by Bank (the "Cash Collateral Account") to which Bank shall have exclusive access and control. Debtor agrees to notify all account debtors and other parties obligated to Debtor that all payments made to Debtor by electronic funds transfer shall be remitted to the Cash Collateral Account, and Debtor, at Bank's request, shall include a like statement on all invoices. Debtor shall execute all documents and authorizations as required by Bank to establish and maintain the Lock Box and the Cash Collateral Account.

     3.3 All items or amounts which are remitted to the Lock Box, to the Cash Collateral Account, or otherwise delivered by or for the benefit of Debtor to Bank on account of partial or full payment of, or with respect to, any Collateral shall, at Bank's option, (i) be applied to the payment of the Indebtedness, whether then due or not, in such order or at such time of application as Bank may determine in its sole discretion; provided, however, prior to the occurrence of an Event of Default, such amounts will be applied to Debtor's revolving credit Indebtedness, if any, or, (ii) be deposited to the Cash Collateral Account. Debtor agrees that Bank shall not be liable for any loss or damage which Debtor may suffer as a result of Bank's processing of items or its exercise of any other rights or remedies under this Agreement, including without limitation indirect, special or consequential damages, loss of revenues or profits, or any claim, demand or action by any third party arising out of or in connection with the processing of items or the exercise of any other rights or remedies under this Agreement. Debtor agrees to indemnify and hold Bank harmless from and against all such third party claims, demands or actions, and all related expenses or liabilities, including, without limitation, attorney fees.

4. DEFAULTS, ENFORCEMENT AND APPLICATION OF PROCEEDS.

     4.1 Upon the occurrence of any of the following events (each an "Event of Default"), Debtor shall be in default under this Agreement:

           (a) Any failure to pay the Indebtedness or any other indebtedness when due, or such portion of it as may be due, by acceleration or otherwise and continuation beyond any applicable period of cure; or

           (b) The occurrence of an Event of Default (as defined in the Credit Agreement).

     4.2 Upon the occurrence of any Event of Default, Bank may at its discretion and without prior notice to Debtor declare any or all of the Indebtedness to be immediately due and payable, and shall have and may exercise any one or more of the following rights and remedies:

           (a) Exercise all the rights and remedies upon default, in foreclosure and otherwise, available to secured parties under the provisions of the Uniform Commercial Code and other applicable law;

           (b) Institute legal proceedings to foreclose upon the lien and security interest granted by this Agreement, to recover judgment for all amounts then due and owing as Indebtedness, and to collect the same out of any Collateral or the proceeds of any sale of it;

           (c) Institute legal proceedings for the sale, under the judgment or decree of any court of competent jurisdiction, of any or all Collateral; and/or

           (d) Personally or by agents, attorneys, or appointment of a receiver, enter upon any premises where Collateral may then be located, and take possession of all or any of it and/or render it unusable; and without being responsible for loss or damage to such Collateral, hold, operate, sell, lease, or dispose of all or any Collateral at one or more public or private sales, leasings or other disposition, at places and times and on terms and conditions as Bank may deem fit, without any previous demand or advertisement; and except as provided in this Agreement, all notice of sale, lease or other disposition, and advertisement, and other notice or demand, any right or equity of redemption, and any obligation of a prospective purchaser or lessee to inquire as to the power and authority of Bank to sell, lease, or otherwise dispose of the Collateral or as to the application by Bank of the proceeds of sale or otherwise, which would otherwise be required by, or available to Debtor under, applicable law are expressly waived by Debtor to the fullest extent permitted.

               At any sale pursuant to this Section 4.2, whether under the power of sale, by virtue of judicial proceedings or otherwise, it shall not be necessary for Bank or a public officer under order of a court to have present physical or constructive possession of Collateral to be sold. The recitals contained in any conveyances and receipts made and given by Bank or the public officer to any purchaser at any sale made pursuant to this Agreement shall, to the extent permitted by applicable law, conclusively establish the truth and accuracy of the matters stated (including, without limit, as to the amounts of the principal of and interest on the Indebtedness, the accrual and nonpayment of it and advertisement and conduct of the sale); and all prerequisites to the sale shall be presumed to have been satisfied and performed. Upon any sale of any Collateral, the receipt of the officer making the sale under judicial proceedings or of Bank shall be sufficient discharge to the purchaser for the purchase money, and the purchaser shall not be obligated to see to the application of the money. Any sale of any Collateral under this Agreement shall be a perpetual bar against Debtor with respect to that Collateral.

     4.3 Debtor shall at the request of Bank, notify the account debtors or obligors of Bank's security interest in the Collateral and direct payment of it to Bank. Bank may, itself, upon the occurrence of any Event of Default so notify and direct any account debtor or obligor.

     4.4 The proceeds of any sale or other disposition of Collateral authorized by this Agreement shall be applied by Bank first upon all expenses authorized by the Uniform Commercial Code and all reasonable attorney fees and legal expenses incurred by Bank; the balance of the proceeds of the sale or other disposition shall be applied in the payment of the Indebtedness, first to interest, then to principal, then to remaining Indebtedness and the surplus, if any, shall be paid over to Debtor or to such other person(s) as may be entitled to it under applicable law. Debtor shall remain liable for any deficiency, which it shall pay to Bank immediately upon demand.

     4.5 Nothing in this Agreement is intended, nor shall it be construed, to preclude Bank from pursuing any other remedy provided by law for the collection of the Indebtedness or for the recovery of any other sum to which Bank may be entitled for the breach of this Agreement by Debtor. Nothing in this Agreement shall reduce or release in any way any rights or security interests of Bank contained in any existing agreement between Borrower, Debtor, or any Guarantor and Bank.

     4.6 No waiver of default or consent to any act by Debtor shall be effective unless in writing and signed by an authorized officer of Bank. No waiver of any default or forbearance on the part of Bank in enforcing any of its rights under this Agreement shall operate as a waiver of any other default or of the same default on a future occasion or of any rights.

     4.7 Debtor irrevocably appoints Bank or any agent of Bank (which appointment is coupled with an interest) the true and lawful attorney of Debtor (with full power of substitution) in the name, place and stead of, and at the expense of, Debtor:

           (a) to demand, receive, sue for, and give receipts or acquittances for any moneys due or to become due on any Collateral and to endorse any item representing any payment on or proceeds of the Collateral;

           (b) to execute and file in the name of and on behalf of Debtor all financing statements or other filings deemed necessary or desirable by Bank to evidence, perfect, or continue the security interests granted in this Agreement; and

           (c) to do and perform any act on behalf of Debtor permitted or required under this Agreement.

     4.8 Upon the occurrence of an Event of Default, Debtor also agrees, upon request of Bank, to assemble the Collateral and make it available to Bank at any place designated by Bank which is reasonably convenient to Bank and Debtor.

5.   MISCELLANEOUS.

     5.1 Until Bank is advised in writing by Debtor to the contrary, all notices, requests and demands required under this Agreement or by law shall be given to, or made upon, Debtor at the first address indicated in Section 5.15 below.

     5.2 Debtor will give Bank not less than 90 days prior written notice of all contemplated changes in Debtor's name, chief executive office location, and/or location of any Collateral, but the giving of this notice shall not cure any Event of Default caused by this change.

     5.3 Bank assumes no duty of performance or other responsibility under any contracts contained within the Collateral.

     5.4 Bank has the right to sell, assign, transfer, negotiate or grant participations or any interest in, any or all of the Indebtedness and any related obligations, including without limit this Agreement. In connection with the above, but without limiting its ability to make other disclosures to the full extent allowable, Bank may disclose all documents and information which Bank now or later has relating to Debtor, the Indebtedness or this Agreement, however obtained. Debtor further agrees that Bank may provide information relating to this Agreement or relating to Debtor to the Bank's parent, affiliates, subsidiaries, and service providers.

     5.5 In addition to Bank's other rights, any indebtedness owing from Bank to Debtor can be set off and applied by Bank on any Indebtedness at any time(s) upon maturity but without demand therefor and without notice to anyone.

     5.6 Debtor waives any right to require the Bank to: (a) proceed against any person or property; (b) give notice of the terms, time and place of any public or private sale of personal property security held from Borrower or any other person, or otherwise comply with the provisions of Section 9-504 of the Uniform Commercial Code; or (c) pursue any other remedy in the Bank's power. Debtor waives notice of acceptance of this Agreement and presentment, demand, protest, notice of protest, dishonor, notice of dishonor, notice of default, notice of intent to accelerate or demand payment of any Indebtedness, any and all other notices to which the undersigned might otherwise be entitled, and diligence in collecting any Indebtedness, and agree(s) that the Bank may, once or any number of times, modify the terms of any Indebtedness, compromise, extend, increase, accelerate, renew or forbear to enforce payment of any or all Indebtedness, or permit Borrower to incur additional Indebtedness, all without notice to Debtor and without affecting in any manner the unconditional obligation of Debtor under this Agreement. Debtor unconditionally and irrevocably waives each and every defense and setoff of any nature which, under principles of guaranty or otherwise, would operate to impair or diminish in any way the obligation of Debtor under this Agreement, and acknowledges that such waiver is by this reference incorporated into each security agreement, collateral assignment, pledge and/or other document from Debtor now or later securing the Indebtedness, and acknowledges that as of the date of this Agreement no such defense or setoff exists.

     5.7 Debtor waives any and all rights (whether by subrogation, indemnity, reimbursement, or otherwise) to recover from Borrower any amounts paid or the value of any Collateral given by Debtor pursuant to this Agreement until the Indebtedness has been paid in full.

     5.8 In the event that applicable law shall obligate Bank to give prior notice to Debtor of any action to be taken under this Agreement, Debtor agrees that a written notice given to Debtor at least five days before the date of the act shall be reasonable notice of the act and, specifically, reasonable notification of the time and place of any public sale or of the time after which any private sale, lease, or other disposition is to be made, unless a shorter notice period is reasonable under the circumstances. A notice shall be deemed to be given under this Agreement when delivered to Debtor or when placed in an envelope addressed to Debtor and deposited, with postage prepaid, in a post office or official depository under the exclusive care and custody of the United States Postal Service or delivered to an overnight courier. The mailing shall be by overnight courier, certified, or first class mail.

     5.9 Notwithstanding any prior revocation, termination, surrender, or discharge of this Agreement in whole or in part, the effectiveness of this Agreement shall automatically continue or be reinstated in the event that any payment received or credit given by Bank in respect of the Indebtedness is returned, disgorged, or rescinded under any applicable law, including, without limitation, bankruptcy or insolvency laws, in which case this Agreement, shall be enforceable against Debtor as if the returned, disgorged, or rescinded payment or credit had not been received or given by Bank, and whether or not Bank relied upon this payment or credit or changed its position as a consequence of it. In the event of continuation or reinstatement of this Agreement, Debtor agrees upon demand by Bank to execute and deliver to Bank those documents which Bank determines are appropriate to further evidence (in the public records or otherwise) this continuation or reinstatement, although the failure of Debtor to do so shall not affect in any way the reinstatement or continuation.

     5.10 This Agreement and all the rights and remedies of Bank under this Agreement shall inure to the benefit of Bank's successors and assigns and to any other holder who derives from Bank title to or an interest in the Indebtedness or any portion of it, and shall bind Debtor and the heirs, legal representatives, successors, and assigns of Debtor. Nothing in this Section 5.10 is deemed a consent by Bank to any assignment by Debtor.

     5.11 If there is more than one Debtor, all undertakings, warranties and covenants made by Debtor and all rights, powers and authorities given to or conferred upon Bank are made or given jointly and severally.

     5.12 Except as otherwise provided in this Agreement, all terms in this Agreement have the meanings assigned to them in Article 9 (or, absent definition in Article 9, in any other Article) of the Uniform Commercial Code. "Uniform Commercial Code" means Act No. 174 of the Michigan Public Acts of 1962, as amended.

     5.13 No single or partial exercise, or delay in the exercise, of any right or power under this Agreement, shall preclude other or further exercise of the rights and powers under this Agreement. The unenforceability of any provision of this Agreement shall not affect the enforceability of the remainder of this Agreement. This Agreement constitutes the entire agreement of Debtor and Bank with respect to the subject matter of this Agreement. No amendment or modification of this Agreement shall be effective unless the same shall be in writing and signed by Debtor and an authorized officer of Bank. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Michigan, without regard to conflict of laws principles.

     5.14 To the extent that any of the Indebtedness is payable upon demand, nothing contained in this Agreement shall modify the terms and conditions of that Indebtedness nor shall anything contained in this Agreement prevent Bank from making demand, without notice and with or without reason, for immediate payment of any or all of that Indebtedness at any time(s), whether or not an Event of Default has occurred.


     5.15  Debtor's chief executive office is located and shall be maintained at
                                                      1825 South Woodward
                                                      Suite 240
                                                      Bloomfield Hills, MI 48302

           If Collateral is located at other than the chief executive office, such Collateral is located and shall be maintained at: See attached Schedule of Collateral Locations.

           Collateral shall be maintained only at the locations identified in this Section 5.15.

     5.16 A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement under the Uniform Commercial Code and may be filed by Bank in any filing office.

     5.17 This Agreement shall be terminated only by the filing of a termination statement in accordance with the applicable provisions of the Uniform Commercial Code, but the obligations contained in Section
           2.13 of this Agreement shall survive termination.

6. DEBTOR AND BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE INDEBTEDNESS.

7. SPECIAL PROVISIONS APPLICABLE TO THIS AGREEMENT. All capitalized terms used herein (unless the context clearly requires otherwise) not defined herein are used as defined in that certain Third Amended and Restated Revolving Credit Agreement dated January 15, 1998 ("Credit Agreement").





                                           Debtor:

                                           NEWCOR, INC.



                                           By:  W. John Weinhardt
                                                --------------------------------


                                           Its: President
                                                --------------------------------


                                           By:  John J. Garber
                                                --------------------------------


                                           Its: V.P. C.F.O.
                                                --------------------------------

                                 SCHEDULE 2.11



                         LEVEL I              LEVEL II               LEVEL III            LEVEL IV              LEVEL V
---------------------------------------------------------------------------------------------------------------------------
Funded Debt to         <3.0 to 1.0          >3.0 to 1.0 &          >3.5 to 1.0 &        >4.0 to 1.0 &           >4.5 to 1.0
EBITDA Ratio           -                    <3.5 to 1.0            <4.0 to 1.0          <4.5 to 1.0
                                            -                      -                    -
---------------------------------------------------------------------------------------------------------------------------
Applicable Margin           1/2%                 3/4%                   1%                  1 3/4%                  2 1/2%
---------------------------------------------------------------------------------------------------------------------------
Applicable                  1/4%                 1/4%                  1/4%                   3/8%                    3/8%
Commitment Fee
Percentage
---------------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE 5.5
                          SUBSIDIARIES OF NEWCOR, INC.


                              ROCHESTER GEAR, INC.

                               PLASTRONICS, INC.

                               NEWCOR M-T-L, INC.

                                   ENC CORP.